____________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )
____________________

☑	Filed by the Registrant
☐	Filed by a Party Other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RACKSPACE TECHNOLOGY, INC.
____________________________________________________________________________________
(Name of Registrant as Specified in its Charter)

____________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

____________________________________________________________________________________

RACKSPACE TECHNOLOGY, INC
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Rackspace Technology, Inc.:

Notice is hereby given that the 2026 annual meeting of stockholders (the “2026 Annual Meeting”) of Rackspace Technology, Inc., a Delaware corporation (the “Company,” “we,” or “our”), will be held virtually on June 18, 2026 at 12:00 p.m. Central Time. Stockholders will be able to attend the 2026 Annual Meeting live over the Internet by visiting www.virtualshareholdermeeting.com/RXT2026.

We are holding the 2026 Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1
to elect Gajen Kandiah and Michael Weston to the Board of Directors of the Company, each to serve as a Class III director for a term of three years expiring at the annual meeting of stockholders to be held in 2029;

2	to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026;

3	to conduct a non-binding, advisory vote to approve the compensation of the Company's named executive officers as described in the Proxy Statement;

4
to approve an amendment to the Rackspace Technology, Inc. 2020 Equity Incentive Plan to increase the number of shares of the Company’s common stock, par value $0.01 per share (the "Common Stock"), authorized to be issued thereunder; and

to transact any other business that may properly come before the 2026 Annual Meeting or any postponement or adjournment thereof.

Consistent with the United States Securities and Exchange Commission’s “notice and access” rules, proxy materials for the 2026 Annual Meeting are available online, which reduces printing and mailing costs and expedites your access to the materials.

On or about April 30, 2026, we began distributing a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to all stockholders of record and beneficial owners of the Company’s Common Stock as of the close of business on April 21, 2026 (the “Record Date”). The Internet Notice contains instructions on how to access the Proxy Statement and other related proxy materials online, as well as information on how to vote your shares. Only stockholders as of the Record Date are entitled to receive notice of, attend, submit questions, and vote during the 2026 Annual Meeting or any postponements or adjournments thereof.

We encourage you to login to the 2026 Annual Meeting prior to the start time. Online check-in will begin at approximately 11:45 a.m. Central Time on June 18, 2026.

To ensure your vote is counted, we encourage you to vote as promptly as possible. If you have questions about the 2026 Annual Meeting or need assistance submitting your proxy or voting your shares, please contact Investor Relations at ir@rackspace.com. Thank you for your continued support.

By order of the Board of Directors,

Michael Bross
Senior Vice President, Chief Legal Officer, and Corporate Secretary
April 30, 2026

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE 2026 ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTE INSTRUCTIONS AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. VOTING PROMPTLY ALSO HELPS REDUCE THE COMPANY’S PROXY SOLICITATION COSTS.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS OF RACKSPACE TECHNOLOGY, INC. TO BE HELD ON JUNE 18, 2026:
The Internet Notice, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available free of charge at www.proxyvote.com.

RACKSPACE TECHNOLOGY, INC 19122 US Highway 281N, Suite 127 San Antonio, TX 78258-7667
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 18, 2026

GENERAL INFORMATION

Frequently Asked Questions

Why did I receive these proxy materials?
The Board of Directors (the “Board”) of Rackspace Technology, Inc. (the “Company,” “we,” “our,” or “us”) is soliciting proxies for the annual meeting of stockholders to be held virtually on Thursday, June 18, 2026 at 12:00 p.m., Central Time (the “2026 Annual Meeting”). Holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on April 21, 2026, which is the record date fixed by the Board (the “Record Date”), are invited to attend the 2026 Annual Meeting online and are entitled and urged to vote their shares on the proposals described in this Proxy Statement.

The information included in this Proxy Statement describes the proposals to be voted on at the 2026 Annual Meeting, the voting process, the compensation of the members of our Board and our named executive officers, as well as other required information. Our annual report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) is available to review with this Proxy Statement. We began distributing a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to our stockholders on or about April 30, 2026. The Internet Notice contains instructions on how to access this Proxy Statement and our 2025 Annual Report online.

What is the Company’s fiscal year?
The Company's fiscal year ends on December 31. In this proxy statement (the “Proxy Statement”), we refer to the fiscal years ended December 31, 2024 and 2025 and ending December 31, 2026, 2027, 2028, and 2029 as "Fiscal 2024," "Fiscal 2025," "Fiscal 2026," "Fiscal 2027," "Fiscal 2028," and "Fiscal 2029," respectively. Unless otherwise stated, all financial information presented in this Proxy Statement is based on the Company’s fiscal calendar.

The annual meetings of stockholders held during the calendar year ended December 31, 2025 and to be held during the calendar years ending December 31, 2026, 2027, 2028, and 2029 are referred to as the “2025 Annual Meeting,” “2026 Annual Meeting,” “2027 Annual Meeting,” “2028 Annual Meeting,” and “2029 Annual Meeting,” respectively.

Who can vote at the 2026 Annual Meeting?
Stockholders as of the close of business on the Record Date are entitled to attend and to vote on all items properly presented at the 2026 Annual Meeting.

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a “stockholder of record.” As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, to vote electronically at the 2026 Annual Meeting, or by telephone or via the Internet, or, if you received paper copies of the proxy materials by mail, to vote by mail by following the instructions on the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, at the close of business on the Record Date, your shares were held in an account at a brokerage firm, bank, or other nominee, then you are the “beneficial owner of shares held in ‘street name’” (the “beneficial owner”) and the Internet Notice is being forwarded to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the 2026 Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the 2026 Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares electronically or otherwise participate during the 2026 Annual Meeting unless you obtain a “legal proxy” from your broker, bank, or other nominee.

How can I attend the 2026 Annual Meeting?
The 2026 Annual Meeting will be held entirely online via audio webcast. Stockholders as of the Record Date may attend, vote, submit questions, or otherwise participate during the 2026 Annual Meeting by visiting the following URL: www.virtualshareholdermeeting.com/RXT2026. Advance registration is recommended for stockholders wishing to vote or otherwise participate during the 2026 Annual Meeting.

The registration process differs depending on how you hold your shares. If you are a stockholder of record, you will be asked to provide the control number from your Internet Notice. If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you must obtain a legal proxy from the stockholder of record (typically your bank or broker) and follow the instructions they provide. Guests are permitted to attend the 2026 Annual Meeting online, but will not be permitted to vote or otherwise participate.

The live webcast of the 2026 Annual Meeting will begin promptly at 12:00 p.m. Central Time. We encourage you to access the meeting at least fifteen minutes prior to the scheduled start time to allow for check-in procedures.

What proposals will be voted on at the 2026 Annual Meeting?
The four matters scheduled to be voted on at the 2026 Annual Meeting are:
1.to elect Gajen Kandiah and Michael Weston to the Board, each to serve as a Class III director for a three-year term expiring at the 2029 Annual Meeting (“election of directors”);
2.to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026 (“auditor ratification”);
3.to conduct a non-binding, advisory vote to approve the compensation of the Company's named executive officers as described in the Proxy Statement (“Say-on-Pay”);
4.to approve an amendment to the Rackspace Technology, Inc. 2020 Equity Incentive Plan (the "2020 Incentive Plan") to increase the number of shares of Common Stock authorized to be issued thereunder (the “2020 Incentive Plan Amendment”); and
to transact such other business as may properly come before the 2026 Annual Meeting or any adjournment or postponement thereof.

How do I vote?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in any of the ways described below. You will be asked to provide the control number from your Internet Notice or proxy card.

•You may vote electronically during the 2026 Annual Meeting. If you plan to attend the 2026 Annual Meeting live, you may vote electronically during the meeting. Go to www.virtualshareholdermeeting.com/RXT2026.
•You may vote by telephone. To vote by telephone, call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on June 17, 2026.
•You may vote via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on June 17, 2026.
•You may vote by mail. To vote by mail, complete, sign, and date the proxy card that accompanied this Proxy Statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed, and dated proxy card must be received prior to the 2026 Annual Meeting.

Beneficial Owner of Shares Held in ‘Street Name:’ Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank, or other nominee, you will receive voting instructions directly from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to instruct your broker, bank, or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the vote instruction form to their broker, bank, or other nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank, or other nominee. If you are a beneficial owner, you may not vote your shares electronically during the 2026 Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.

Can I change my vote or revoke my proxy?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy by:
•entering a new vote by telephone or via the Internet (until the applicable deadline for each method as set forth above);
•returning a later-dated proxy card (which automatically revokes the earlier proxy);
•providing a written notice of revocation prior to the 2026 Annual Meeting as follows: Rackspace Technology, Inc., Attn: Corporate Secretary, 19122 US Highway 281N, Suite 127, San Antonio, TX 78258-7667; or
•attending the 2026 Annual Meeting and voting electronically. Attendance at the 2026 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or cast your vote electronically at the 2026 Annual Meeting.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Who is asking me for my vote?
The Company is soliciting your proxy on behalf of the Board. The Company will bear the cost of soliciting proxies and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and employees, may solicit proxies in person, by telephone, or by electronic means. Such directors and employees will not receive any special remuneration for these efforts.

What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. Mark Marino, our Executive Vice President and Chief Financial Officer, and Michael Bross, our Senior Vice President, Chief Legal Officer and Corporate Secretary, each with the power to act without the other and with power of substitution, have been designated as proxies for the 2026 Annual Meeting by our Board. When you submit a properly dated, executed and returned proxy, the shares represented by such proxy will be voted at the 2026 Annual Meeting in accordance with the instructions of the stockholder on such proxy. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the proposals as described below and, if any other matters are properly brought before the 2026 Annual Meeting, the shares will be voted in accordance with the proxies’ judgment.

What are my voting rights?
Each share of Common Stock is entitled to one vote on each matter properly presented at the 2026 Annual Meeting. At the close of business on the Record Date there were 249,222,499 shares of Common Stock outstanding. A list of all stockholders of record as of the Record Date will be available during ordinary business hours at the Company’s principal place of business located at 19122 US Highway 281N, Suite 127, San Antonio, TX 78258-7667, from the Corporate Secretary of the Company, at least 10 days before the 2026 Annual Meeting, and will also be available at the 2026 Annual Meeting.

How does the Board recommend that I vote?
The Board recommends that you vote:
•FOR the election of each of the director nominees;
•FOR the auditor ratification proposal;
•FOR the Say-on-Pay proposal; and

•FOR the 2020 Incentive Plan Amendment.

Why did I receive a one-page notice in the mail regarding the Internet Availability of Proxy Materials instead of a full printed set?
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials via the Internet. Accordingly, the Company is distributing the Internet Notice to stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Internet Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request a printed set may be found in the Internet Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Where can I view the proxy materials on the Internet?
You can view the proxy materials for the 2026 Annual Meeting online at www.proxyvote.com.

What is the quorum requirement for the 2026 Annual Meeting?
A quorum is the minimum number of shares required to be present or represented at the 2026 Annual Meeting for the meeting to be properly held. The presence, whether in person or by proxy, of the holders of a majority in voting power of our outstanding Common Stock entitled to vote at the 2026 Annual Meeting will constitute a quorum to transact business at the 2026 Annual Meeting. Abstentions, “withhold” votes, and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairman of the meeting may adjourn the meeting to another time or place.

What are broker non-votes?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee, as applicable, as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the 2026 Annual Meeting. Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank or other nominee votes shares on the “routine” matters, but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

What matters are considered “routine” and “non-routine”?
Proposal No. 2—Auditor Ratification is considered “routine.” Proposal No. 1—Election of Directors, Proposal No. 3—Say-on-Pay, Proposal No. 4—2020 Incentive Plan Amendment, are each considered “non-routine.”

How are abstentions and broker non-votes treated and what is the vote required to approve each of the proposals?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank, or other nominee causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the 2026 Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same practical effect as a vote against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy and entitled to vote at the 2026 Annual Meeting (Proposal No. 2—Auditor Ratification, Proposal No. 3—Say-on-Pay, and Proposal No. 4—2020 Incentive Plan Amendment). However, because the outcome of Proposal No. 1—Election of Directors will be determined by a plurality vote, you may only vote “FOR” or “WITHHOLD” authority to vote for each of the nominees.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the 2026 Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of votes cast on “non-routine” proposals because they are not “entitled to vote” on such matters. Therefore, broker non-votes will make a quorum more readily attainable but will not otherwise affect the voting outcomes for Proposal No. 1—Election of Directors, Proposal No. 3—Say-on-Pay or Proposal No. 4—2020 Incentive Plan Amendment. Proposal No. 2—Auditor Ratification is considered a “routine” matter and is not expected to have any broker non-votes.

Proposal No. 1: Election of Directors. Directors will be elected by a plurality of the votes cast, meaning that the two nominees who receive the highest number of shares voted “FOR” their election are elected as Class III Directors. You may vote (i) “FOR” each nominee or (ii) “WITHHOLD” authority to vote for each nominee. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will not prevent a nominee from being elected. Broker non-votes will not affect the outcome of voting on this proposal.

Proposal No. 2: Auditor Ratification. The ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the 2026 Annual Meeting and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will have the same practical effect as a vote against the proposal. Proposal No. 2 is considered a “routine” matter and is not expected to have any broker non-votes.

Proposal No. 3: Say-on-Pay. The non-binding, advisory vote to approve the Fiscal 2025 compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the 2026 Annual Meeting and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will have the same practical effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal. Because this vote is advisory only, it will not be binding on our Board. The Compensation Committee of our Board (the “Compensation Committee”) will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal No. 4: 2020 Incentive Plan Amendment. The vote to approve the amendment to the 2020 Incentive Plan to increase the number of shares of Common Stock authorized to be issued thereunder requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the 2026 Annual Meeting and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will have the same practical effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Who will count the votes?
Votes cast by proxy or in person at the 2026 Annual Meeting will be tabulated by a representative of Broadridge Financial Solutions, Inc. and then delivered to our Vice President, Deputy General Counsel and Assistant Secretary, who will serve as the inspector of election for the 2026 Annual Meeting. The inspector of election will also determine whether a quorum is present and certify the results.

How will the voting power of shares held by certain large stockholders affect approval of the proposals being voted on at the 2026 Annual Meeting?
Each share of Common Stock is entitled to one vote at the 2026 Annual Meeting. As of the Record Date, certain investment funds (the “Apollo Funds”) managed by affiliates of Apollo Global Management, Inc. (together with its subsidiaries and including the Apollo Funds, “Apollo”) beneficially owned approximately 52.0% of the voting power of our outstanding Common Stock. By reason of their ownership of more than a majority of our Common Stock outstanding, Apollo generally has the ability to approve any matter submitted to the vote of all of the outstanding shares of our Common Stock, including: Proposal No. 1—Election of Directors, Proposal No. 2—Auditor Ratification, Proposal No. 3—Say-on-Pay, and Proposal No. 4—2020 Incentive Plan Amendment.

May I vote confidentially?
Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes, and to facilitate proxy solicitation.

What if additional matters are presented at the 2026 Annual Meeting?
We do not know of any business to be considered at the 2026 Annual Meeting other than the proposals described in this Proxy Statement. If any other business is properly presented at the 2026 Annual Meeting, your properly executed proxy gives authority to Mark Marino, our Executive Vice President and Chief Financial Officer, and

Michael Bross, our Senior Vice President, Chief Legal Officer and Corporate Secretary, to vote on such matters at their discretion.

Where can I find the voting results from the 2026 Annual Meeting?
We will announce preliminary voting results at the 2026 Annual Meeting. The final voting results will be certified by the inspector of election and published in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days of the 2026 Annual Meeting.

What is householding?
The SEC has adopted rules that permit companies to deliver a single Internet Notice or a single copy of proxy materials to multiple stockholders sharing an address unless the company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Internet Notice, Proxy Statement, and/or 2025 Annual Report may have been sent to multiple stockholders in your household. If you prefer to receive separate copies of the Internet Notice or other materials, either now or in the future, please mail a written request to Rackspace Technology, Inc., Attn: Corporate Secretary, 19122 US Highway 281N, Suite 127, San Antonio, TX 78258-7667. Upon receipt of your request, we will promptly provide a separate copy of the Internet Notice, Proxy Statement, and 2025 Annual Report. In addition, stockholders at a shared address who receive multiple Internet Notices or multiple copies of proxy materials may request to receive a single Internet Notice or a single copy of proxy materials in the future in the same manner as described above.

How can I obtain information about the Company?
A copy of our 2025 Annual Report is available on our website at https://ir.rackspace.com. Stockholders may also obtain a free copy of our 2025 Annual Report, including the financial statements and the financial statement schedules, by sending a written request to Rackspace Technology, Inc., Attn: Corporate Secretary, 19122 US Highway 281N, Suite 127, San Antonio, TX 78258-7667.

BOARD OF DIRECTORS
Our Board is divided into three classes, with each class serving a three-year term. Class III directors are up for election at the 2026 Annual Meeting. The following table sets forth certain information about our current directors and director nominees as of the date of this Proxy Statement. Mark Gross currently serves on our Board as a Class III director. His term expires at the 2026 Annual Meeting and he will not stand for re-election.

Name	Age	Director Since	Class(1)	Term Expiring(1)	Position
Jeffrey Benjamin	64	2016	Class I	2027	Independent Chairman of the Board
Mitchell Garber	61	2016	Class II	2028	Director
Gajen Kandiah	58	2025	Class III	2026	Chief Executive Officer and Director
Anthony Roberts	63	2023	Class II	2028	Director
Anthony Scott	73	2023	Class II	2028	Director
Aaron Sobel	39	2016	Class I	2027	Director
Michael Weston	35	—	Class III	—	Director Nominee
(1)    If elected at the 2026 Annual Meeting, Class III director nominees will each serve a three-year term expiring at the 2029 Annual Meeting.

In addition, during Fiscal 2025, David Sambur and Susan Arthur served on our Board until January 15, 2025, Amar Maletira served on our Board until September 30, 2025, Shashank Samant served on our Board until August 20, 2025, and Vikram Mahidhar served on our Board from January 15, 2025 through September 30, 2025. Betsy Atkins served on our Board until March 31, 2026.

Director Biographies
Director Nominees
Gajen Kandiah has served as a Director and our Chief Executive Officer (“CEO”) since September 2025. Prior to joining Rackspace Technology, Mr. Kandiah spent over 4 years in various roles within the Hitachi group of companies, including as President and Chief Operating Officer of Hitachi Digital where he integrated AI across industrial and enterprise portfolios, Executive Chairman of Hitachi Digital Services, Chairman of Hitachi Cyber, and Chief Executive Officer of Hitachi Vantara. Prior to Hitachi, Mr. Kandiah spent over 15 years with Cognizant, including as President, Digital Business & Engineering, helping to build and scale industry business process outsourcing and digital engineering businesses. In addition, Mr. Kandiah also serves on multiple private company boards. Mr. Kandiah is qualified to serve as a member of our Board because of the depth of his experience across services, infrastructure, software, and AI.

Michael Weston is a nominee for election at the 2026 Annual Meeting. He is currently a Principal within the private equity group at Apollo, having joined in 2022. Mr. Weston brings nearly a decade of investing and portfolio management experience having served as a private equity associate at Oaktree Capital Management and as an investment banking analyst at Credit Suisse prior to joining Apollo. Mr. Weston has also served on the board of Apollo Education Group, Inc. (University of Phoenix) since 2025. Mr. Weston graduated cum laude with a Bachelor’s degree from Brigham Young University and with a Masters of Business Administration from Harvard Business School. We believe that Mr. Weston is qualified to serve as a member of our Board because of his expertise in private equity investing and portfolio management, his direct experience overseeing technology and services sector investments, and his familiarity with the Company’s capital structure, strategy and operations.

Directors Continuing in Office
Jeffrey Benjamin has more than 35 years of investment banking, investment management and directorial board experience. Mr. Benjamin has been a senior advisor to Cyrus Capital Partners since June 2008. Mr. Benjamin has also served as chairman of the board of Gold.com, Inc. (formerly A-Mark Precious Metals, Inc.) since 2014. Mr. Benjamin previously served on the board of American Airlines Group Inc. until 2024, Hexion Inc. until 2022, Involta LLC until 2022, as well as other boards such as Chemtura Corporation and Caesars Entertainment Corporation. Mr. Benjamin also serves on multiple private company boards. Mr. Benjamin holds both an M.S. in management from the Sloan School of Management at MIT and a Bachelor’s degree from Tufts University. We believe that Mr. Benjamin is qualified to serve as a member of our Board because of his extensive investment management and financial services experience and because of his experience serving on the boards of multiple companies.

Mitchell Garber is currently chairman of the board of Invest in Canada, the Canadian government federal agency responsible for foreign direct investment in Canada. Mr. Garber is a co-investor and a member of the boards of fashion house Lanvin Group Holdings Ltd and Shutterfly Inc. He previously served on the boards of Apollo Strategic Growth Capital, Artisan Acquisition Corp. and Finnovate Acquisition Corp. Mr. Garber is a minority owner of the NHL Seattle Kraken hockey team. From 2013 until 2017, Mr. Garber was the CEO of Caesars Acquisition Company and, under his leadership, built an Israeli based mobile games business which was sold in 2016 to a Chinese consortium including Giant Interactive and Jack Ma for approximately $4.4 billion. Mr. Garber sits on the board and leads a number of philanthropic activities in Canada and Israel. Mr. Garber has a Bachelor’s degree from McGill University, a JD and honorary doctorate from the University of Ottawa and was awarded the Order of Canada in 2019. We believe that Mr. Garber is qualified to serve as a member of our Board because of his experience in building and leading businesses and because of his experience serving on the boards of multiple companies.

Anthony Roberts has over 35 years of technology, change management and entrepreneurial experience, and is currently an investor, business, and technology advisor. Mr. Roberts most recently spent over 15 years at Walgreens Boots Alliance, the final seven as Global CIO. Previously, Mr. Roberts held senior technology and supply chain roles in Europe and the US for the Multinational Forces and Observers (an NGO), PepsiCo Europe, United Parcel Service, and M&G Reinsurance Company. Mr. Roberts currently serves in non-executive and advisory roles for technology-led global business, including Kearney and Photon Interactive as well as a member of the Hitachi Digital Services Board of Directors. Mr. Roberts holds a BA in German and French, as well as a post graduate education degree from the University of Keele (UK). Mr. Roberts also serves as Vice Chair of the UK Charity "Venice in Peril" which raises funds to support conservation works and the sustainability of Venice and its lagoon. We believe that Mr. Roberts is qualified to serve as a member of our Board because of his experience in information technology and business and because of his entrepreneurial background.

Anthony Scott has served as president and chief executive officer of Intrusion, Inc., a publicly traded cybersecurity firm since 2021 and has also served as a director of Intrusion, Inc. since 2022. He founded and has served as chief executive officer of TonyScottGroup, LLC, a consulting firm focused on early-stage cybersecurity and privacy technologies, since 2017. Before starting the TonyScottGroup, Mr. Scott was appointed by President

Obama as the Federal Chief Information Officer for the U.S. government in 2015, with oversight, budget and management responsibilities for the more than $85 billion annual IT budget. Prior to working for the U.S. government, Mr. Scott was chief information officer at VMware, Microsoft, and The Walt Disney Company, as well as chief technology officer at General Motors, and he has also held senior executive positions at Bristol Meyers Squibb, PricewaterhouseCoopers, Sun Microsystems, and Marriott. Mr. Scott was selected to serve on the Company's Board based on his executive leadership and industry reputation as a veteran authority on cybersecurity, IT governance and crisis management matters across a variety of industries, including governmental agencies and numerous public companies. In addition, Mr. Scott is a renowned expert on providing public and private sector executive insights concerning matters such as digital transformation, cloud adoption, machine learning, AI, governance, open data, and workforce diversity, and he has appeared before Congress as well as at numerous industry forums.

Aaron Sobel is currently a Partner at Apollo, having joined in 2011. Prior to that time, Mr. Sobel was a member of the investment banking division of Goldman Sachs. Mr. Sobel serves on the board of directors of Brightspeed, Cox Media Group, 25Madison, and Legendary Entertainment. He is also a board member of The Mount Sinai Surgery Advisory Board. He previously served as a director of Endemol Shine Group. In 2023, Mr. Sobel was included by Private Equity International in its “Future 40 Leaders: Dealmakers” list and by Variety as one of the “Top 500 Entertainment Business Leaders”. Mr. Sobel graduated with a BBA from the University of Michigan with highest honors. We believe that Mr. Sobel is qualified to serve as a member of our Board because of his extensive financial services experience, his deep familiarity with the Company’s business and strategy, and because of his experience serving on the boards of multiple companies.

CORPORATE GOVERNANCE
Controlled Company
Our Common Stock is listed on Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “RXT”. As the Apollo Funds control more than 50% of our combined voting power, we are a “controlled company” for purposes of Nasdaq’s rules and corporate governance standards. As a controlled company, we are permitted to, and we intend to continue to, elect not to comply with certain corporate governance requirements, which may include (1) those that would otherwise require our Board to have a majority of independent directors, (2) those that would require that we establish a compensation committee composed entirely of independent directors and (3) those that would require we have a nominating and corporate governance committee comprised entirely of independent directors or otherwise ensure that the nominees for directors are determined or recommended to our Board by the independent members of our Board pursuant to a formal resolution addressing the nominations process and such related matters as may be required under the federal securities laws.

If at any time we cease to be a controlled company under the Nasdaq rules, the Board will take all action necessary to comply with the applicable Nasdaq rules, including appointing a majority of independent directors to the Board and ensuring that our Compensation Committee and our Nominating and Corporate Governance Committee (the “N&CG Committee”) are comprised entirely of independent directors, subject to a permitted “phase-in” period.

Smaller Reporting Company
The Company currently qualifies as a “smaller reporting company” under applicable SEC rules. As a smaller reporting company, we have elected to rely on exemptions from certain disclosure requirements, including but not limited to excluding certain disclosures relating to executive compensation.

Director Independence
As noted above, we have availed ourselves of the controlled company exception under the Nasdaq rules, which exempts us from certain requirements, including that we have a majority of independent directors on our Board (see “Corporate Governance—Controlled Company”). No director qualifies as independent unless the Board affirmatively determines that the director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board broadly considers all relevant facts and circumstances relative to independence and considers the issue not merely from the standpoint of the director, but also from the viewpoint of persons or organizations with which the director has an affiliation. The following persons will not be considered independent for purposes of board or committee membership:
(A)a director who is, or at any time during the past three years was, employed by the Company;

(B)a director who accepted or who has a family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:
(i)compensation for board or board committee service;
(ii)compensation paid to a family member who is an employee (other than an executive officer) of the Company; or
(iii)benefits under a tax-qualified retirement plan, or non-discretionary compensation.
(C)a director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;
(D)a director who is, or has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:
(i)payments arising solely from investments in the Company's securities; or
(ii)payments under non-discretionary charitable contribution matching programs.
(E)a director of the Company who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or
(F)a director who is, or has a family member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

In addition, in order to be considered independent for purposes of serving on the Company's Audit Committee, a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board, or any other board committee:
(A)    Accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company, other than any fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company, provided that such compensation is not contingent in any way on continued service; or
(B)    Be an "affiliated person" of the Company or any subsidiary of the Company, as such term is defined by the SEC.

The listing standards of Nasdaq and the rules of the SEC require the members of a company’s Audit Committee to be independent. As a controlled company, the majority of our Board is not required to be independent. The Board has determined that Messrs. Benjamin, Garber, Roberts and Scott are independent directors, as such term is defined by the applicable rules and regulations of the SEC and Nasdaq. The Board also affirmatively determined that Ms. Arthur, who served as a director until January 15, 2025, Ms. Atkins, who served as a director until March 31, 2026, and Mr. Gross, who will serve as a director through the 2025 Annual Meeting, were or are each independent during their tenure. Messrs. Benjamin, Roberts and Scott, each an independent director, currently comprise the Company’s Audit Committee.

Board Leadership Structure and the Board’s Role in Risk Oversight
The Board has an oversight role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to employee compensation plans and arrangements and the Audit Committee of the Board oversees the management of financial risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

The Chairman of our Board and our CEO are currently separate. Our Board does not currently have a policy as to whether the role of Chairman of our Board and the CEO should be separate. Our Board believes that the Company and its stockholders are best served by maintaining the flexibility to determine whether the Chairman and CEO positions should be separated or combined at a given point in time in order to provide appropriate leadership for us at that time. At any time the Company is not availing itself of the “controlled company”

exceptions under the Nasdaq rules, in order to maintain the independent integrity of the Board, if the Chairman is not an independent director, the Board shall appoint a lead director who must be independent.

The Board understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our Board, with the assistance of the N&CG Committee, assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders.

The composition of the Board, the tenure of the directors with the Company, the overall experience of the directors and the experience that the directors have had with the Chairman and the executive management team permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions.

Mr. Sambur served as Chairman of the Board until his resignation on January 15, 2025. On January 15, 2025, the Board appointed Mr. Benjamin, an independent director, as Chairman of the Board. We believe that our current Board leadership structure is serving the Company well at this time.

Committees of the Board
The Board has four standing committees: Audit, Compensation, N&CG and Executive, which operate under written charters available on the Company’s website at https://ir.rackspace.com. Current committee membership is as follows:

Director	Audit Committee	Compensation Committee	Executive Committee	N&CG Committee
Jeffrey Benjamin(1)	C	M	C	M
Mitchell Garber(2)		C		M
Mark Gross(3)
Gajen Kandiah(4)			M
Anthony Roberts(5)	M
Anthony Scott	M
Aaron Sobel(6)		M	M	C
C = Chairperson | M = Member
(1) Mr. Benjamin joined the N&CG Committee and the Executive Committee on January 15, 2025.
(2) Mr. Garber was appointed as Chair of the Compensation Committee on January 15, 2025.
(3) Mr. Gross rotated off of the Audit Committee on March 31, 2026.
(4) Mr. Kandiah replaced Mr. Maletira on the Executive Committee on September 3, 2025.
(5) Mr. Roberts joined the Audit Committee on March 31, 2026.
(6) Mr. Sobel was appointed as Chair of the N&CG Committee on January 15, 2025.

In addition, Mr. Sambur served as Chair of the Compensation Committee, Chair of the Executive Committee and Chair of the N&CG Committee until his resignation from the Board on January 15, 2025.

Board and Committee Meetings
In Fiscal 2025, the Board held four meetings, the Audit Committee held four meetings, the Compensation Committee held four meetings and the N&CG Committee held two meetings. The Executive Committee did not meet in 2025. In addition to taking action at meetings, each committee and the Board may periodically act by written consent. Each incumbent director attended at least 75% of the meetings of the Board and the committees on which such director served in Fiscal 2025.

Audit Committee
Our current Audit Committee members are Messrs. Benjamin (Chair), Roberts and Scott. Mr. Gross served on the Audit Committee until March 31, 2026. The Board determined that each of Messrs. Benjamin, Gross, Roberts and Scott is financially literate and qualified to address any issues that are likely to come before the Audit Committee, including the evaluation of our financial statements and supervision of our independent auditors. The Board also determined that each of Messrs. Benjamin, Gross, Roberts and Scott meet the additional criteria for independence of audit committee members under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Nasdaq listing standards. In addition, our Board determined that Mr. Benjamin qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. The principal duties and responsibilities of our Audit Committee are as follows:
•to prepare the annual Audit Committee report to be included in our annual proxy statement;
•to oversee and monitor our accounting and financial reporting processes;
•to oversee and monitor the integrity of our financial statements and internal control system;
•to oversee and monitor the independence, retention, performance and compensation of our independent registered public accounting firm;
•to oversee and monitor the performance, appointment and retention of our internal audit department;
•to discuss, oversee and monitor policies with respect to risk assessment and risk management, including oversight of cybersecurity risks; and
•to oversee and monitor our compliance with legal and regulatory matters.
The Audit Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Compensation Committee
Our current Compensation Committee members are Messrs. Garber (Chair), Benjamin and Sobel. We have elected to avail ourselves of the “controlled company” exception under the Nasdaq rules which exempts us from the requirement that we have a Compensation Committee comprised entirely of independent directors. The principal duties and responsibilities of the Compensation Committee are as follows:
•to review, evaluate and make recommendations to the full Board regarding our compensation policies and programs;
•to review and approve the compensation of our CEO and NEOs, including all material benefits, option or stock award grants and perquisites and all material employment agreements;
•to review and make recommendations to the Board with respect to our incentive compensation plans, equity-based compensation plans and pension plans;
•to administer incentive compensation and equity-related plans and pension plans;
•to set and review the compensation of the non-employee directors;
•to review and make recommendations to the Board with respect to the financial and other performance targets that must be met; and
•to prepare an annual compensation committee report and take such other actions as are necessary and consistent with the governing law and our organizational documents.
The Compensation Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Nominating and Corporate Governance Committee
Our current N&CG Committee members are Messrs. Sobel (Chair), Benjamin and Garber. We have elected to avail ourselves of the “controlled company” exception under the Nasdaq rules which exempts us from the requirement that we have a N&CG Committee comprised entirely of independent directors. The principal duties and responsibilities of the N&CG Committee are as follows:
•to identify candidates qualified to become directors of the Company, consistent with criteria approved by our Board;
•to recommend to our Board nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the other committees of the board;
•to recommend to our Board candidates to fill vacancies and newly created directorships on the Board;
•to identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;
•to develop and recommend to our Board guidelines setting forth corporate governance principles applicable to the Company; and
•to oversee the evaluation of our Board.
The N&CG Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Executive Committee

Our current Executive Committee members are Messrs. Benjamin (Chair), Kandiah, and Sobel. Mr. Maletira served on the Executive Committee until his employment terminated on September 3, 2025. Subject to certain exceptions, the Executive Committee generally may exercise all of the powers of the Board when the Board is not in session. The Executive Committee serves at the pleasure of our Board.

Compensation Committee Interlocks and Insider Participation
Members of the Compensation Committee during Fiscal 2025 included Messrs. Benjamin, Sambur, Sobel and Garber. Mr. Sambur resigned from our Board and the Compensation Committee on January 15, 2025. None of the members of the Compensation Committee in Fiscal 2025 were, at any time during Fiscal 2025 or at any other time, an officer or employee of the Company.

None of our executive officers served (i) as a director or as a member of the compensation or similar committee of any entity that has one or more executive officers who served on our Compensation Committee during Fiscal 2025, or (ii) as a member of the compensation or similar committee (or on the Board, in the absence of any such committee) of any entity that has one or more executive officers who served on our Board during Fiscal 2025.

Except as described in the section entitled “Certain Relationships and Related Person Transactions” below, none of the members of the Compensation Committee had or has any relationships with us that are required to be disclosed under Item 404 of Regulation S-K.

Identifying and Evaluating Candidates for the Board
In considering possible candidates to serve on the Board, the N&CG Committee will take into account all appropriate qualifications, qualities and skills in the context of the current make-up of the Board and will consider the entirety of each candidate’s credentials. In addition, the N&CG Committee will evaluate each nominee according to the following criteria:
(i)Background. The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment will include an individual’s independence, as well as consideration of age, skills and experience, and a policy of promoting diversity, in the context of the needs of the Company.
(ii)Simultaneous Service. No director should serve on more than three other public company boards. No member of the Audit Committee should serve on more than two other public company audit committees. No director who is the Chief Executive Officer or executive officer of another public company should serve on more than two other public company boards, aside from the board of his/her own company. Directors should advise the Chairman of the Board and the chair of the N&CG Committee in advance of accepting an invitation to serve on another public company board or audit committee.
(iii)Financial Literacy. Directors should know how to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company.
(iv)Character. Directors should be persons of good character and thus should possess all of the following personal characteristics:
◦Integrity: Directors should demonstrate high ethical standards and integrity in their personal and professional dealings;
◦Accountability: Directors should be willing to be accountable for their decisions as directors;
◦Judgment: Directors should possess the ability to provide wise and thoughtful counsel on a broad range of issues;
◦Responsibility: Directors should interact with each other in a manner which encourages responsible, open, challenging and inspired discussion;
◦High Performance Standards: Directors should have a history of achievements which reflects high standards for themselves and others;
◦Commitment and Enthusiasm: Directors should be committed to, and enthusiastic about, their performance for the Company as directors, both in absolute terms and relative to their peers; and
◦Courage: Directors should possess the courage to express views openly, even in the face of opposition.
(v)Expectations. Each Director will be expected to:

◦dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties;
◦comply with the duties and responsibilities set forth herein and in the bylaws of the Company;
◦comply with all duties of care, loyalty and confidentiality applicable to directors of publicly traded corporations organized in our jurisdiction of incorporation; and
◦adhere to the Company’s code of conduct, including, but not limited to, the policies on conflicts of interest expressed therein and any other Company policies that apply to Directors.

Stockholders may recommend director candidates for consideration by the N&CG Committee. To have a candidate considered by the N&CG Committee, a stockholder must submit the recommendation in writing and must include the following information:
•The name and address of the stockholder, as they appear on the Company’s books and records, and evidence of the stockholder’s ownership of Company stock, including the class or series and number of shares owned and the length of time of ownership;
•A description of all arrangements or understandings between the stockholder and each candidate pursuant to which the nomination is being made;
•The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if nominated by the Board; and
•Such other information regarding each proposed candidate required under the bylaws of the Company and as would be required to be included in a proxy statement under the rules of the SEC if such candidate had been nominated by the Board.

Each such recommendation must be sent to Rackspace Technology, Inc., Attention: Corporate Secretary 19122 US Highway 281N, Suite 127, San Antonio, TX 78258-7667 and must be received within the time indicated as set forth in the section “Requirements for Submission of Stockholder Proposals for the 2027 Annual Meeting.” The N&CG Committee will evaluate stockholder recommended director candidates in the same manner as it evaluates director candidates identified by other means.

Code of Conduct and Corporate Governance Guidelines
Our Board has adopted a code of conduct that applies to all of our directors, officers and employees and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The code of conduct contains general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller or persons performing similar functions, and our directors, on our website at https://www.rackspace.com. We have Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our managers and Board carry out their respective responsibilities. The Code of Conduct and our Corporate Governance Guidelines are available for viewing on our website at https://ir.rackspace.com. We will also provide the Corporate Governance Guidelines, free of charge, to stockholders who request them. Such requests should be directed to Rackspace Technology, Inc., Attn: Corporate Secretary, 19122 US Highway 281N, Suite 127, San Antonio, TX 78258-7667.

Executive Sessions of Non-Management Directors
The non-management directors of the Company meet in executive sessions without management on a regular basis.

Apollo Approval of Certain Matters and Rights to Nominate Certain Directors
As long as funds affiliated with or managed by Apollo beneficially own a majority of our outstanding Common Stock, Apollo will be able to control all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation, and certain corporate transactions. See “Certain Relationships and Related Person Transactions.”

Communications with the Board
Stockholders and other interested parties desiring to communicate directly with the Board, the Audit Committee, the non-management directors as a group or with any individual director or directors may do so by sending such communication in writing, addressed to the attention of the intended recipient(s), c/o Rackspace Technology, Inc., Attention: Corporate Secretary, 19122 US Highway 281N, Suite 127, San Antonio, TX 78258-7667. The Company also maintains an ethics hotline where any suspected violation of our code of business conduct and ethics can be reported confidentially. More information about the hotline can be found at https://ir.rackspace.com. Interested parties may communicate anonymously and/or confidentially if they desire. Communications received that relate to accounting, internal accounting controls or auditing matters will be referred to the chairman of the Audit Committee, unless the communication is otherwise addressed. We will forward other correspondence, as appropriate. Please note that we will not forward communications that are spam, junk mail or mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. Further, we will not forward any abusive, threatening or otherwise inappropriate materials.

Director Attendance at Stockholder Meetings
The Company encourages our directors to attend the 2026 Annual Meeting. Last year, all of the directors then in office attended the 2025 Annual Meeting.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Non-Employee Director Compensation Policy
Our Non-Employee Director Compensation Policy (the “Director Compensation Policy”) provides for compensation payable to our non-employee directors in the form of cash retainers and restricted stock units (“RSUs”) and is subject to review, amendment, or modification by our Board in its discretion. Directors who are employees of Apollo (i) are not considered non-employee directors for purposes of the Director Compensation Policy, (ii) are not eligible to receive compensation under the Director Compensation Policy, and (iii) are not subject to the stock ownership guidelines.

In consultation with the Company’s independent compensation consultant, the Board approved the following Director Compensation Policy, effective January 1, 2025:

Compensation Element	Amount
Annual Cash Retainer	$100,000
Annual Equity Retainer (“Annual RSUs”)(1)	$200,000
Additional Annual Retainers
Non-Executive Chair Annual Equity Retainer (if CEO is not Chairman of the Board) (“Chairman RSUs”)(1)	$50,000
Non-Executive Chair Annual Cash Retainer (if CEO is not Chairman of the Board)	$70,000
Lead Director Annual Fee (if our CEO is also Chairman of the Board)	$30,000
Audit Committee Chair Annual Fee	$30,000
Compensation Committee Chair Annual Fee	$20,000
N&CG Committee Chair Annual Fee	$15,000
Executive Committee Chair Annual Fee	$20,000
Audit Committee Member Annual Fee	$20,000
Compensation Committee Member Annual Fee	$15,000
N&CG Committee Member Annual Fee	$15,000
Executive Committee Member Annual Fee	$10,000
(1)    Pursuant to the Director Compensation Policy, the number of shares subject to the Annual RSUs and the Chairman RSUs is determined by dividing the applicable dollar value of the award by the volume weighted average closing price of our Common Stock for the thirty trading days immediately preceding and including the grant date. For Fiscal 2025 only, the number of shares subject to the Annual RSUs and Chairman RSUs was determined by dividing the dollar value of such awards by a fixed price of $2.65 per share. Subject to the director’s continued service, the Annual RSUs and Chairman RSUs vest on the earlier of (i) the first anniversary of the grant date or (ii) the next annual meeting of stockholders following the grant date. A non-employee director who joins our Board after the date of the annual meeting for the relevant year will be eligible for a prorated annual equity retainer following such director’s appointment.

The Director Compensation Policy permits, but does not require, non-employee directors to elect to receive the cash portion of their annual director compensation in the form of equity, with such equity awards granted quarterly in arrears and vesting in full upon grant (the “Elective Equity”). The number of shares subject to the Elective Equity is determined by dividing the cash amount otherwise payable to the non-employee director by the volume weighted average closing price of our Common Stock for the thirty trading days immediately preceding and including the grant date.

Our directors are also reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with their service as a director.

Fiscal 2025 Director Compensation
Eight members of our Board who served during Fiscal 2025 received compensation for their service as a director. All other members of our Board who served in Fiscal 2025 were either an employee of the Company (in the case of Mr. Maletira and Mr. Kandiah) or employees of Apollo (in the case of Messrs. Sambur, Sobel and Mahidhar) and did not receive any additional compensation for their service as directors. Mr. Weston is employed by Apollo and will not receive any additional compensation for his service as a director, if elected.

Name	Fees Earned or Paid in Cash	Stock Awards (1)(8)	Total
Susan Arthur(2)	$3,889	$—	$3,889
Betsy Atkins(3)	$100,000	$90,565	$190,565
Jeffrey Benjamin(4)	$245,625	$135,333	$380,958
Mitchell Garber	$135,000	$90,565	$225,565
Mark Gross(5)	$120,000	$90,565	$210,565
Anthony Roberts(6)	$100,000	$90,565	$190,565
Shashank Samant(7)	$63,587	$90,565	$154,152
Anthony Scott	$120,000	$90,565	$210,565
(1)    Represents the aggregate grant date fair value of RSUs granted to our non-employee directors in Fiscal 2025, as further described in the Director Compensation Policy. For each non-employee director, the amount in this column includes 75,471 Annual RSUs granted on June 20, 2025. For Mr. Benjamin, the amount in this column also includes 18,867 Chairman RSUs granted on June 20, 2025 and a pro-rated award of 8,610 Chairman RSUs granted on January 23, 2025 in connection with his initial appointment as Independent Chairman of the Board. The values reported represent the aggregate grant date fair value of each award, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 12, “Share-Based Compensation and Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in the 2025 Annual Report, for the assumptions used in valuing these awards.
(2)    Ms. Arthur resigned from the Board effective January 15, 2025.
(3)    Ms. Atkins resigned from the Board effective March 31, 2026.
(4)    Mr. Benjamin was appointed Independent Chairman of the Board on January 15, 2025.
(5)    Mr. Gross is not standing for re-election at the 2026 Annual Meeting following the completion of his term as a Class III director.
(6)    Mr. Roberts resides in the United Kingdom and the cash amounts paid to him were converted from USD to GBP using the exchange rate in effect on or about the applicable payment date.
(7)    Mr. Samant resigned from the Board on August 20, 2025 and his Annual RSUs were forfeited in accordance with the terms and conditions of the RSU award agreement.
(8)    The following table provides a summary of the unvested stock awards held by each non-employee director as of December 31, 2025.

Name	Award Type	# Shares or Units That Have Not Vested	Vest Date
Betsy Atkins	RSUs	75,471	June 18, 2026(a)
Jeffrey Benjamin	RSUs	94,338	June 18, 2026
Mitchell Garber	RSUs	75,471	June 18, 2026
Mark Gross	RSUs	75,471	June 18, 2026
Anthony Roberts	RSUs	75,471	June 18, 2026
Anthony Scott	RSUs	75,471	June 18, 2026
(a)    Subsequent to the December 31, 2025, the RSUs held by Ms. Atkins were accelerated effective March 31, 2026 in connection with her resignation from the Board.

Director Stock Ownership Guidelines
The Director Compensation Policy and our stock ownership guidelines require that each non-employee director, within four years of initial appointment or election to the Board, attain ownership of our Common Stock with a value of at least $350,000 and maintain such ownership until such director ceases to serve on the Board. Progress is measured as of December 31 of each year. As of December 31, 2025, all non-employee directors either met the ownership requirement or were on track to meet it within the applicable time period.

Director Compensation Limit
Under the Director Compensation Policy and the 2020 Incentive Plan, the sum of the grant date value of all equity awards granted and all cash compensation paid to each non-employee director for service as a director may not exceed $750,000 in any calendar year, provided that this limitation does not apply to compensation payable in the year of a non-employee director’s initial appointment or election to our Board.

PROPOSAL 1—ELECTION OF DIRECTORS
Our Board currently consists of seven directors, divided into three classes. Each class serves a staggered three-year term. At each annual meeting of stockholders, nominees are elected for the class of directors whose terms expire at such meeting to serve three-year terms. Under the Company’s certificate of incorporation and bylaws, the Board may increase or decrease the number of directors comprising the entire Board, provided that the total number is not less than 3 or more than 15. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as practicable, each class will consist of one-third of the Board.

The terms of Class III directors, including Messrs. Kandiah and Gross, will expire at the 2026 Annual Meeting. Mr. Gross is not standing for re-election at the 2026 Annual Meeting. The Board has nominated Messrs. Kandiah and Weston for election at the 2026 Annual Meeting. Each nominee has indicated his willingness to serve, if elected. If any nominee becomes unable or unwilling to serve at the time of the 2026 Annual Meeting, the Board, at its discretion, may reduce its size or designate a substitute nominee in accordance with the Company’s certificate of incorporation and bylaws. If the Board designates a substitute nominee, proxies received for the original nominee will be voted for the substitute nominee, unless instructions are given to the contrary. Each director elected at the 2026 Annual Meeting will serve until the earlier of such director’s successor being duly elected and qualified or such director’s death, resignation or removal.

The directors continuing in office who are not nominees for election at the 2026 Annual Meeting include Messrs. Benjamin, Garber, Roberts, Scott and Sobel. Biographies and other required information for each nominee, as well as each director continuing in office, are presented above under “Board of Directors—Director Biographies.”

Required Vote
Class III directors will be elected by a plurality of the votes cast at the 2026 Annual Meeting (meaning that the two nominees who receive the highest number of shares voted “FOR” their election will be elected as Class III directors). Shares voted “WITHHOLD” will not prevent a nominee from being elected as a director. Brokers do not have discretion to vote any uninstructed shares on the election of directors; accordingly, broker non-votes will not affect the outcome of this proposal.

Certain Stockholder Rights to Nominate Directors
As provided in our Investor Rights Agreements, Apollo has the right, but not the obligation, at any time until Apollo, including the Apollo Funds, no longer beneficially owns at least 5% of our issued and outstanding Common Stock, to nominate a number of directors comprising a percentage of our Board in accordance with its beneficial ownership of our outstanding Common Stock (rounded up to the nearest whole number). We refer to the directors nominated by Apollo based on such percentage ownership as the “Apollo Board Nominees.” Messrs. Benjamin, Garber, Sobel and Weston are the Apollo Board Nominees. Apollo has not exercised its right to nominate additional directors.

Under the ABRY Investor Rights Agreement, ABRY Partners VIII, L.P., an affiliate of ABRY (“ABRY VIII”) has the right, but not the obligation, to nominate one person to serve as a director as long as ABRY and its affiliates’ ownership of our Common Stock exceeds a specified threshold. ABRY’s prior ABRY Board Nominee resigned from the Board in October 2021 and ABRY has not exercised its right to nominate a replacement.

See “Certain Relationships and Related Person Transactions—Investor Rights Agreements” for additional information and defined terms.

The Board recommends that stockholders vote FOR the election of Messrs. Kandiah and Weston as Class III directors to serve three-year terms expiring at the 2029 Annual Meeting and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

AUDIT AND NON-AUDIT FEES
Aggregate fees paid to or accrued for professional services provided by KPMG, our independent registered public accounting firm for Fiscal 2025, and PricewaterhouseCoopers LLP, our independent registered public accounting firm for Fiscal 2024, are presented below. All fees were in accordance with the approval policies described below.

Fee Category	Fiscal Years Ended December 31,
	2024	2025
Audit Fees	$6,776,000	$3,857,000
Audit-Related Fees	795,000	—
Tax Fees	52,500	—
All Other Fees	2,000	—
Total	$7,625,500	$3,857,000
Audit Fees consist primarily of professional services rendered in connection with the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting, reviews of our interim consolidated financial statements, accounting consultations related to the evaluation of new accounting standards and non-routine transactions, the issuance of consents and comfort letters for other periodic reports or documents filed with the SEC, and other services that are normally provided by the independent auditor in connection with statutory and regulatory filings both domestically and internationally.

Audit-Related Fees represent amounts for services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.” These services include due diligence related to potential and actual transactions, including acquisitions and divestitures.

Tax Fees represent amounts for tax compliance, tax advice, and tax planning services.

All Other Fees consist of service fees outside of the categories noted above.

Pre-Approval Policies and Procedures
The Audit Committee Charter provides that the Audit Committee has the sole authority to review in advance and pre-approve all audit or non-audit services that may be provided by the independent auditors as permitted by Section 10A of the Exchange Act and to approve all related fees and other terms of the engagement. The Audit Committee annually, and from time to time, pre-approves the audit engagement fees and terms of all audit and permitted non-audit services to be provided by the independent auditor.

REPORT OF THE AUDIT COMMITTEE
As of the date of this report, the Audit Committee consisted of three members: Jeffrey Benjamin, who serves as Chair, Anthony Roberts and Anthony Scott. The Audit Committee does not itself prepare financial statements or perform audits. The Company’s management is responsible for preparing the Company’s financial statements and the independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s role is to provide oversight of management in carrying out its responsibilities and to appoint, compensate, retain, oversee the work of, and evaluate the independent registered public accounting firm. The Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the work of the independent registered public accounting firm. In fulfilling its oversight role for Fiscal 2025, the Audit Committee:

•reviewed and discussed the Company’s audited financial statements for Fiscal 2025 with management;
•reviewed and discussed with KPMG the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
•received from KPMG the written disclosures and the letter required by the PCAOB regarding KPMG’s independence;
•evaluated KPMG’s qualifications, service quality and performance; and
•discussed with KPMG its independence and reviewed other matters required to be considered under SEC rules regarding KPMG’s independence.

Based on the foregoing, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the 2025 Annual Report for filing with the SEC.

Members of the Audit Committee:
Jeffrey Benjamin (Chair)
Anthony Roberts*
Anthony Scott

*Anthony Roberts joined the Audit Committee on March 31, 2026

PROPOSAL 2—AUDITOR RATIFICATION
KPMG has been the Company’s independent registered public accounting firm since 2025. The Audit Committee, in accordance with its charter and the authority delegated to it by the Board, appointed KPMG to serve as our independent registered public accounting firm to audit our consolidated financial statements for Fiscal 2026 and our Board recommends that stockholders ratify this appointment.

If our stockholders do not ratify the selection of KPMG, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee may, in its discretion, select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The Audit Committee reviews the performance of the independent registered public accounting firm annually.

We expect that one or more representatives of KPMG will attend the 2026 Annual Meeting and will be given an opportunity to make a statement if he or she so desires. The representative(s) will also be available to respond to appropriate questions from stockholders.

The Board unanimously recommends that the stockholders vote FOR the ratification of the Audit Committee’s appointment of KPMG as the Company’s independent registered public accounting firm for Fiscal 2026.

EXECUTIVE OFFICERS
During Fiscal 2025, the Company qualified as a “smaller reporting company” as defined under Rule 12b-2 of the Securities and Exchange Act of 1934 (the “Exchange Act”), and has elected to rely on exemptions from certain disclosure requirements, including but not limited to certain disclosures relating to executive compensation.

The names of the current executive officers of the Company (and their respective ages as of the date of this Proxy Statement) are set forth below:

Name	Age	Position
Gajen Kandiah(1)	58	Chief Executive Officer and Director
Mark Marino	49	Executive Vice President and Chief Financial Officer
Dharmendra (“DK”) Sinha	63	Executive Vice President and President, Public Cloud Business Unit
Kellie Teal-Guess	59	Executive Vice President and Chief Human Resources Officer
(1)Mr. Kandiah’s employment commenced on September 3, 2025.

Gajen Kandiah. For the biography of Mr. Kandiah, please see “Board of Directors—Director Biographies” above.

Mark Marino has served as our Executive Vice President and Chief Financial Officer (“CFO”) since 2024. He joined the Company in 2020 as Vice President, Americas CFO and was promoted to Chief Accounting Officer in 2021. Prior to joining the Company, Mr. Marino served as Vice President of Finance for Acelity from 2015 to 2020, a leading global medical technology company acquired by 3M during his tenure. Prior to Acelity, Mr. Marino was Vice President, Finance at iHeartMedia and Head of Corporate Financial Planning and Analysis (“FP&A”) at SunEdison. He began his career at General Electric as a graduate of its financial management program and subsequently spent nearly 10 years in a variety of key financial leadership roles across manufacturing, supply chain, business development, FP&A, and ultimately segment CFO for GE Aviation. Mr. Marino holds a BA from DePauw University and an MBA from Baylor University.

DK Sinha has served as our Executive Vice President and President, Public Cloud Business Unit since 2022. Prior to joining Rackspace, Mr. Sinha spent 24 years at Cognizant Technology Solutions, serving in various roles of increasing responsibility, culminating in his service as President of North America from 2019 to 2021 and Executive Vice President and President, Global Client Services from 2013 to 2019, where he was responsible for global sales, field marketing, and intermediary relations teams, as well as the strategic partnerships and alliances organization. Mr. Sinha received his MBA from Birla Institute of Technology, Mesra, and a BS in Science from Patna Science College in Patna, India.

Kellie Teal-Guess has served as our Executive Vice President and Chief Human Resources Officer since 2023. She previously served as Chief Human Resources Officer at Cynosure, a medical device company, from 2021 to 2023, and as Executive Vice President and Chief People Officer at CyrusOne from 2016 to 2020. She also spent four years at ProQuest LLC, in addition to serving in various human resources leadership roles at Dell earlier in her career. Ms. Teal-Guess received an MPA and BA from the University of Texas at Arlington and an MBA from the University of Texas at San Antonio.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the Company’s material executive compensation policies and practices, as well as the decisions made by the Compensation Committee and the factors that were considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our named executive officers (collectively, the “NEOs”) during Fiscal 2025, which were:

Name	Title
Gajen Kandiah(1)	Chief Executive Officer and Director
Amar Maletira(2)	Former Chief Executive Officer
Mark Marino	Executive Vice President and Chief Financial Officer
DK Sinha	Executive Vice President and President, Public Cloud
(1)    Mr. Kandiah’s employment commenced on September 3, 2025.
(2)    Mr. Maletira’s employment terminated on September 3, 2025 and his service as a director concluded on September 30, 2025.

Executive Compensation Program
Compensation Philosophy and Objectives
The Company’s executive compensation program is guided by the following principles, which comprise our executive compensation philosophy:

•Pay for Performance. Compensation opportunities are designed to align executives’ pay with the Company’s performance.
•Attract and Retain Talent. We compete for talent with other companies in our industry, including companies of similar size and substantially larger companies. In order to attract and retain executives with the experience necessary to achieve our business goals, compensation must be competitive and appropriately balanced.
•Align with Interests of Stockholders. We believe that management should have a significant financial stake in the Company to align their interests with those of our stockholders and to encourage the creation of long-term value. We provide equity compensation to promote direct ownership in the business, align executives’ interests with those of our stockholders, and to support a focus on long-term business success.

Our executive compensation program has three key elements, which are designed to reflect to our guiding principles: base salary, annual cash incentive compensation, and long-term incentive compensation. We also seek to balance these elements to provide each executive with a competitive total compensation opportunity, support retention, and reward ongoing service and Company performance.

We believe that the design of our executive compensation program and our compensation practices support our compensation philosophy. Our Compensation Committee periodically evaluates our compensation program to determine whether adjustments are appropriate to continue to achieve the program’s objectives.

In addition, the Company provides its stockholders with the opportunity to cast an annual advisory Say-on-Pay vote. The Compensation Committee also considers the results of the annual advisory Say-on-Pay vote in its decision-making process. At the 2025 Annual Meeting, 91.7% of the shares present and entitled to vote on the advisory Say-on-Pay proposal were cast in favor of the proposal. Accordingly, the Compensation Committee believes these results reflect stockholder support for our approach to executive compensation and did not make any changes to the Fiscal 2025 executive compensation program directly in response to the 2025 advisory Say-on-Pay vote.

Process for Determining Executive Officer Compensation
Role of Compensation Committee
Our Compensation Committee is responsible for the compensation of our NEOs and for our short and long-term incentive compensation programs. The responsibilities of the Compensation Committee include, among other things:
(i)reviewing and making recommendations to our Board with respect to the Company’s compensation strategy to ensure it is appropriate to attract, retain, and motivate our NEOs and other employees;
(ii)reviewing and making recommendations to our Board with respect to the executive compensation philosophy, policies, and programs that in the Compensation Committee’s judgment support the Company’s overall business strategy; and
(iii)on an annual basis, reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other NEOs, evaluating CEO and other executive officer performance against those goals and objectives, and determining and approving their compensation.

In evaluating, determining, and approving executive compensation, the Compensation Committee may consider, among such other factors as it may deem relevant, the Company’s performance, stockholder returns, similar incentive awards to executive officers at comparable companies, similar awards granted to other executive officers of the Company, the advice of independent compensation consultants or other advisors, the results of the most recent Say-on-Pay Vote and historical compensation.

Neither the CEO nor any NEO may be present during voting or deliberations relating to his or her compensation. The Compensation Committee is also responsible for reviewing and making recommendations to our Board with respect to the Company’s incentive and equity-based compensation plans, administering those plans, setting performance targets, and granting awards to executives. In addition, the Compensation Committee reviews and discusses, at least annually, the material risks associated with executive compensation programs to determine whether such programs encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate any such risk.

Role of CEO in the Compensation Process
In making determinations with respect to executive compensation for our NEOs, the Compensation Committee considers input from our CEO. Our CEO provides input and recommendations regarding the compensation of NEOs other than himself. The Compensation Committee believes that the input of our CEO with respect individual performance, succession planning, and retention is a key component of the process.

Role of Independent Compensation Consultant
The Compensation Committee has the authority to retain, compensate, and terminate an independent compensation consultant and any other advisors necessary to assist in its responsibilities.

For Fiscal 2025, the Compensation Committee retained Korn Ferry (“Korn Ferry”), a compensation consulting firm, as its independent external advisor to assist in evaluating executive compensation, and to provide insight and market perspective on the Company’s compensation programs. Korn Ferry advised the Compensation Committee on peer companies for use in executive compensation market analysis and the compensation of the NEOs. Korn Ferry also advised the Compensation Committee on director compensation.

In selecting Korn Ferry, the Compensation Committee reviewed Korn Ferry’s independence, including the factors prescribed by the SEC, and concluded that there were no conflicts of interest that would preclude Korn Ferry from serving as an independent advisor to the Compensation Committee. Korn Ferry did not provide any services to the Company or any of the Company’s affiliates other than advising the Compensation Committee on executive and director compensation.

Role of External Market Data
The Compensation Committee considers a number of factors in determining executive compensation, including position-specific market and benchmarking data, the executive’s experience and performance, and internal pay equity. While the Compensation Committee generally targets executive compensation at the market median in the aggregate (including both selected peer companies and the broader competitive market), it may also apply positive or negative discretion in making individual compensation decisions based on factors such as:
•specific organizational considerations, including where the role is considered critical to delivering on the Company’s overall business strategy;
•the need for specific expertise in building new or improving upon existing business functions, particularly when hiring external candidates;
•individual performance and retention considerations, particularly for key executives considered critical to the Company’s success; and
•tenure in a role or a role that is more broad or narrow than typical market roles.

Peer Group
The Compensation Committee, with the assistance of Korn Ferry, has developed a peer group for use in making compensation decisions. While the Compensation Committee considers the executive compensation data at peer group companies in making compensation decisions, it does not rely on peer group data as the sole factor. The table below highlights how the companies included in the peer group were chosen, and how the compensation information related to these companies is used.

How Peer Group Companies are Selected
•Similar or related industry sector
•Generally includes companies that have achieved between one-third and 3x the Company’s revenue

How Peer Group Data is Utilized
•As an input in determining base salaries, annual incentive targets and long-term incentive awards
•As an input in the design of compensation plans
•To validate whether our executive compensation program is aligned with Company performance
•To benchmark the form and mix of equity awards granted to our executive officers

The Compensation Committee periodically reviews the peer group to determine whether changes in business conditions affecting the Company or its peers warrant revisions. Together with Korn Ferry, the Compensation Committee conducted a comprehensive review of the peer group in 2025 and determined not to make any changes from the prior year. The peer group utilized was as follows:

Akamai Technologies, Inc.	NetApp, Inc.	TTEC Holdings, Inc.
Conduent Incorporated	Okta, Inc.	Twilio Inc.
CSG Systems International, Inc.	PTC Inc.	Unisys Corporation
EPAM Systems, Inc.	Pure Storage, Inc.	Verisign, Inc.
GoDaddy Inc.	Teradata Corporation

Elements of Executive Compensation
Overview
The Company’s total direct compensation program consists of three main elements: base salary, annual cash incentives, and long-term incentives, including both cash- and equity- settled awards. A significant portion of our NEOs’ total direct compensation is performance-based and at risk. The Company also provides various benefit and retirement programs. The table below provides a brief overview of the elements of the Company’s executive compensation program:

Compensation Element	Brief Description and Objectives
Base Salary
•Fixed compensation primarily used to attract and retain top talent with the experience, skills and abilities critical to our long-term success
•To reward sustained success in meeting or exceeding key corporate business objectives through merit increases

Annual Cash Incentive Program
•Variable, annual cash compensation which takes into account Company and individual performance
•To drive Company and individual performance against key strategic goals that are aligned with the interests of our stockholders

Long-Term Equity Incentives (Time-Based and Performance-Based)
•Variable, equity-based compensation used to promote achievement of longer-term performance objectives
•To create multi-year performance and retention incentives, and to align executive interests with those of our stockholders, typically utilizing multi-year vesting periods

Long-Term Cash Incentives
•Variable, cash-based compensation used to promote achievement of longer-term performance objectives
•To create multi-year performance and retention incentives, and to align executive interests with those of our stockholders, typically utilizing multi-year vesting periods

Employee Benefits and Limited Perquisites	•Includes medical, dental, and disability plans, as well as relocation programs and limited perquisites •To promote health, wellness, and well-being of our executives
Retirement Programs	•Retirement savings plan (401(k) + company match), providing basic retirement for our executives
Our executive compensation program also provides for cash severance payments and benefits pursuant to the terms of most executive employment agreements and accelerated vesting of equity awards in the event of certain terminations of employment, including, in certain cases, following a change in control. See “Potential Payments Upon Termination or Change in Control” below.

Base Salaries
Each NEO is party to an employment agreement specifying an initial base salary. The Compensation Committee reviews base salaries annually and may periodically increase base salaries after considering factors such as total compensation, Company performance, individual performance, experience, internal pay equity, competitive market data for similar positions, retention and succession planning considerations, and external market movements. The Compensation Committee did not approve base salary increases for any of our NEOs in Fiscal 2025, as reflected in the table below:

NEO	Base Salary as of (1)		Percent Change
	January 1, 2025	December 31, 2025
Gajen Kandiah(2)	$1,000,000	$1,000,000	—%
Amar Maletira(3)	$900,000	$900,000	—%
Mark Marino	$530,000	$530,000	—%
DK Sinha	$650,000	$650,000	—%
(1)Base salary as of (i) January 1, 2025 (or, if later, the NEO’s commencement date) and (ii) December 31, 2025 (or, if earlier, the NEO’s termination date).
(2)Mr. Kandiah’s employment commenced on September 3, 2025.
(3)Mr. Maletira’s employment terminated on September 3, 2025.

Annual Cash Incentive Program and Discretionary Bonuses
The second component of executive officer compensation is the annual cash incentive program (“ACIP”). The Fiscal 2025 ACIP (the “2025 ACIP”) was designed to pay a significant portion of our NEO’s target annual cash compensation based on individual and Company performance. The 2025 ACIP provides for an annual cash target bonus opportunity as a percentage of base salary (the “ACIP Target”), with the final payout depending on actual Company performance compared to predetermined performance goals. The ACIP Target is initially specified in each NEO’s employment agreement and may be adjusted from time to time by the Compensation Committee to reflect job performance and responsibilities, experience, value to the Company, relative internal pay positioning, and competitive market factors. The Compensation Committee may also apply discretion when determining the final payouts.

In early 2025, the Compensation Committee established predetermined performance goals for the 2025 ACIP and in early 2026, the Compensation Committee certified the Company’s actual performance against those goals as set forth in the table below:

Group(1)	Performance Metric(2)	Weight	Threshold (in millions)	Target (in millions)	Maximum (in millions)	Actual Performance	Percent Achievement
Corporate	Non-GAAP Operating Profit	100%	$110.0	$159.0	$262.0	$154.4	45.5%	45.5%
Public Cloud	Non-GAAP Operating Profit	30%	$110.0	$159.0	$262.0	$154.4	45.5%	29.3%
	Public Cloud Owned Operating Profit	70%	$70.0	$90.0	$135.0	$78.7	22.3%
(1)Messrs. Kandiah, Maletira, and Marino were assigned to the Corporate Group. Mr. Sinha was assigned to the Public Cloud Group.
(2)For purposes of the 2025 ACIP, “Non-GAAP Operating Profit” was defined as income (loss) from operations, adjusted to exclude the impact of non-cash charges for share-based compensation, transaction-related costs and adjustments, restructuring and transformation charges, the amortization of acquired intangible assets, and certain other non-operating, non-recurring or non-core gains and losses. Public Cloud Owned Operating Profit reflects the segment operating profit for Public Cloud as reported under ASC 280. In addition, for purposes of the 2025 ACIP, all applicable performance metrics were further adjusted to exclude the impact of the ACIP compensation accrual (to avoid circular measurement).

In addition, based on its holistic assessment of Company and individual performance and other relevant considerations, including leadership continuity and retention during a turnaround period of significant strategic transition, the Compensation Committee determined that the formula-based payout levels did not adequately reflect the retention and other risks associated with certain of its key executives and the competitive markets for executives with comparative expertise. The Compensation Committee therefore exercised discretion to increase payouts for certain NEOs under the 2025 ACIP, as provided in the table set forth below:

NEO	Fiscal 2025 Base Salary	ACIP Target (%)	ACIP Target ($)	Resulting ACIP Payout	Discretionary Amount	Total Bonus for Fiscal 2025
Gajen Kandiah(1)	$1,000,000	150%	$493,151	$493,151	$—	$493,151
Amar Maletira(2)	$900,000	150%	$909,863	$412,305	$—	$412,305
Mark Marino	$530,000	85%	$450,500	$204,978	$245,522	$450,500
DK Sinha	$650,000	100%	$650,000	$190,450	$459,550	$650,000

(1)    For Fiscal 2025, Mr. Kandiah’s employment agreement provides that his annual bonus was not less than his Target Bonus (150% of base salary), pro-rated based on the number of days employed by the Company during 2025.
(2)    Per his separation agreement, Mr. Maletira’s bonus was paid based on the Company’s actual performance and pro-rated based on the number of days employed by the Company during Fiscal 2025.

Long-Term Incentive Program
The Company’s long-term incentive program (“LTIP”) is designed to provide a significant portion of our executives’ compensation opportunity in equity-based instruments and/or other vehicles with long-term performance metrics. Long-term incentives may include time-based awards and/or performance-based awards, and may be denominated in shares of our Common Stock or cash and typically vest over three years. LTIP awards are intended to support recruitment, align executives’ interests with those of our stockholders, promote value creation and drive the achievement of long-term business goals.

Under the 2020 Incentive Plan, we are permitted to grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance-based restricted stock units (“PSUs”) and other stock or cash-based awards. The 2020 Incentive Plan is designed to align the interests of our management team with our stockholders.

Annual Long-Term Incentive Awards
Each year, the Compensation Committee grants long-term incentive awards to our NEOs after considering competitive market data, individual performance, the NEO’s total target compensation, each NEO’s level of responsibility within the Company, the potential to enhance long-term stockholder value, and other factors.

For Fiscal 2025, the Compensation Committee determined that the value of our annual long-term incentive awards to NEOs would be delivered in the form of (i) time-based RSUs, which vest in quarterly installments over three years, subject to continued service, and (ii) performance-based long-term cash awards (“PCASH”), which vest over three years based on our stock price performance over one-, two-, and three-year performance periods, subject to continued service (collectively, the “2025 LTIP”). In the context of the Company’s ongoing turnaround, the Compensation Committee structured the 2025 LTIP to balance retention, alignment and performance accountability. The combination of time-based RSUs and multi-year, stock price-linked PCASH awards reinforces leadership stability while directly tying realized compensation to sustained improvements in shareholder value over the course of our business recovery. This approach is designed to incentivize disciplined execution of the turnaround strategy and align pay outcome with the Company’s long-term performance.

The 2025 PCASH awards included the performance goals for each of the three performance periods shown in the table below. For the initial performance period ended December 31, 2025, the RXT Ending Stock Price was $1.05, which resulted in a 67% Vesting Percentage.

Performance Level	RXT Ending Stock Price(1)	Vesting Percentage(2)
Minimum	$1.94 or lower	67%
Target	$2.44	100%
Maximum	$2.94 or higher	133%
(1)    The RXT Ending Stock Price is calculated by using the VWAP market closing price of the Company’s Common Stock for the thirty (30) consecutive trading days immediately preceding and including December 31 of the applicable performance period.
(2)    The Vesting Percentage for Stock Price Performance between Performance Levels shall be determined by linear interpolation.

The decision to grant a combination of time-based and cash-based long-term incentive awards in Fiscal 2025 took into account considerations including the importance of providing long-term incentives aligned with stockholder interests (including through a performance metric indexed to the Company’s stock price performance), potential dilution from equity awards, the performance of equity awards made in prior years, continued equity alignment, retention and potential cash outlays. The 2025 LTIP awards vest over approximately three years, subject to continued employment, providing a key retention tool in our executive compensation program and encouraging stability. In addition, our NEOs are subject to the stock ownership guidelines as described below under “Executive Stock Ownership Guidelines.” For additional details on the 2025 LTIP awards made to our NEOs, please see the “Grants of Plan-Based Awards” table below.

One-Time Retention, Promotion and Sign-On Awards
In connection with his hiring as CEO and in order to attract and retain him, on September 4, 2026, the Company granted Mr. Kandiah one-time awards of (i) 4,000,000 RSUs vesting ratably over four years and (ii) 6,000,000 stock options with an exercise price of $1.30, vesting ratably over 4 years (the “CEO Inducement Awards”). These awards were granted as inducement awards in accordance with applicable stock exchange rules and were selected to provide our new CEO with both a foundation of ownership and retention through time-based RSUs as well as drive stockholder value creation through the stock options. The Compensation Committee believes the Company’s stock price will be a key barometer to measure the success of the leadership team over the coming years. For additional details on these awards, please see the “Grants of Plan-Based Awards” table below.

Executive Stock Ownership Guidelines
Our officers are subject to stock ownership requirements. Under the stock ownership guidelines, a “Designated Officer” is expected to acquire and continue to hold, during the term of his or her employment with the Company and its affiliates, ownership of the Company’s Common Stock having a value equal to the multiple of his or her annual base salary indicated in the table below, based on title. Designated Officers have five (5) years to satisfy these guidelines after the effective date of the stock ownership guidelines or the date of being designated as a Designated Officer, whichever is later. Holdings that count toward meeting the stock ownership guidelines include Common Stock owned outright or beneficially, directly or indirectly, by the Designated Officer (or his or her immediate family members), time-based RSUs granted to the Designated Officer, and Common Stock purchased pursuant to the Company’s ESPP. Progress is measured as of December 31 each year. As of December 31, 2025, all NEOs met the applicable requirement or were on track to meet it during the requisite five-year period.

Designated Officer	Salary Multiple
Chief Executive Officer	5x
Executive Vice Presidents	3x
Senior Vice Presidents	2x

Equity Award Grant Practices
Equity awards are generally discretionary and are typically granted to our NEOs and certain other employees on an annual basis. In certain circumstances, including new hires, promotions, retention, or other similar activities, the Compensation Committee (or the Chief Human Resources Officer under a delegation of authority) may approve grants at other times during the year. Since its initial public offering, the Company has not historically granted stock options to its employees; however, it did grant stock options under the CEO Inducement Awards in September 2025, as described above. Eligible employees, including our NEOs, may voluntarily enroll in the ESPP and receive an option to purchase shares at a discount using payroll deductions accumulated during the prior six-month period. Purchase dates under the ESPP are generally in May and November. The Compensation Committee (and the Chief Human Resources Officer, as applicable) did not take material nonpublic information into account when determining the timing and terms of equity awards in Fiscal 2025, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Severance Benefits
Our severance arrangements are designed to promote loyalty and to provide executives with security and reasonable compensation upon certain terminations of employment. We are obligated to pay severance or other benefits to our NEOs upon certain terminations of employment pursuant to employment agreements or our Executive Change in Control Severance Plan. We may also provide severance benefits to executives who voluntarily terminate their employment with the Company to incentivize them to assist with transition-related matters. Further details regarding the severance benefits provided to our NEOs can be found below under “Potential Payments upon Termination or Change in Control.”

Employment Agreements
Each of our NEOs is party to an employment agreement, which specifies the terms of the executive’s employment including certain compensation levels, and is intended to help retain the executive and to provide stability in our senior management team.

Retirement Plan
Each US-based NEO has the ability to participate in our 401(k) plan, which is a qualified defined contribution plan available to our US-based employees generally. New employees are automatically enrolled in our 401(k) plan at 6% of the employee’s compensation, and we provide matching contributions of 50% up to the first 6% of the employee’s compensation.

Non-Qualified Deferred Compensation Plan
We maintain a non-qualified deferred compensation plan (the “NQDC Plan”) under which our executive officers and certain management may participate. The Company terminated the NQDC Plan in Fiscal 2025 and no further deferrals are permitted under the plan, and amounts deferred will be distributed to participants in a lump sum in accordance with plan terms and applicable Internal Revenue Code requirements. We do not provide a company matching contribution to the NQDC Plan. Mr. Maletira participated in the NQDC Plan in Fiscal 2025.

Employee Stock Purchase Plan
We offer an employee stock purchase plan (“ESPP”) allowing employees to purchase our Common Stock through payroll deductions. Employees, including our NEOs, have the opportunity to contribute up to 15% of their pay to purchase Common Stock at 85% of the fair market value based on the lower of the first or last day of each six-month offering period.

Limited Perquisites and Health and Welfare Benefits
The Company provides the NEOs a limited number of perquisites that the Compensation Committee believes are reasonable and aligned with the objective of attracting and retaining highly qualified executives and consistent with market practices in our industry. The perquisites currently available to our NEOs include Company-paid group term life insurance and Company matching contributions to 401(k) and health savings accounts, all of which are generally available to our U.S.-based full-time employees. In addition, our NEOs participate in health and welfare benefit plans generally available to all full-time employees in the jurisdictions in which they reside. Our health and welfare benefit plans include medical, dental, and vision insurance, supplemental life insurance, accidental death and dismemberment insurance, and short-term and long-term disability insurance. We offer these benefits to provide our workforce with a reasonable level of financial support in the event of illness or injury, to enhance productivity and job satisfaction, and to remain competitive. Please see “Summary Compensation Table” for more information regarding certain perquisites.

Clawback Policy
We have adopted an Executive Officer Incentive Compensation Clawback Policy (the “Clawback Policy”), which provides for the recovery of erroneously awarded incentive compensation from our current and former executive officers (including the NEOs) in the event the Company is required to prepare a qualifying accounting restatement, as further described in the Clawback Policy. A copy of the Clawback Policy was filed as Exhibit 97 to the 2025 Annual Report and is intended to comply with Section 10D of the Exchange Act and Nasdaq listing requirements.

Insider Trading Policy
We have adopted a Securities Trading Policy governing the buying and selling of our Common Stock that applies to all executive officers, directors, and employees and other covered persons. We believe our Securities Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to us. A copy of our Securities Trading Policy was filed as Exhibit 19.1 to the 2025 Annual Report.

Prohibition on Hedging, Pledging and Short Sales
In addition, our Securities Trading Policy provides that directors, officers, and employees are prohibited from engaging in (i) short sales; (ii) buying or selling puts, calls, options, or other derivatives in respect of securities of the Company, (iii) holding Company securities in a margin account or pledged as collateral for a loan. Directors, officers, employees, and their respective related parties are also prohibited, directly or indirectly, from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that are designed to, or have the effect of, hedging or offsetting any decrease in the market value of the Company’s equity securities.

Tax and Accounting Considerations
Section 162(m) of the Code
For income tax purposes, public companies may not deduct any portion of compensation in excess of $1.0 million paid in a taxable year to certain “covered employees” (which generally includes our NEOs) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Once an individual becomes a “covered employee” under Section 162(m) of the Code, all current and future compensation paid to such individual remains subject to the limitation. These tax effects are only one factor considered by our Compensation Committee when entering into compensation arrangements. Our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) of the Code if those requirements would impair flexibility in compensating our NEOs to best promote our overall objectives. We intend to continue to compensate our NEOs in a manner consistent with the best interests of our stockholders and reserve the right to award compensation that may not be deductible under Section 162(m) of the Code where appropriate.

Parachute Payments & Excise Taxes - Sections 280G and 4999 of the Code
Section 280G of the Code disallows a tax deduction with respect to certain payments to executives of companies that undergo a change in control and Section 4999 of the Code imposes a 20% excise tax on the individual receiving “excess parachute payments.” Generally, parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans, including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. Generally, our executive employment agreements provide that, to the extent the executive would be subject to Section 280G or 4999 of the Code, the executive’s parachute payments will be reduced to the extent necessary so that no portion is subject to the excise tax, but only if such reduction would result in a greater net after-tax benefit to the executive than would be realized if the payments were not reduced and the executive paid the applicable excise tax.

SUMMARY COMPENSATION TABLE
The following table summarizes the compensation we paid to each NEO for Fiscal 2025 and, to the extent required by SEC disclosure rules, Fiscal 2024.

Executive	Year	Salary	Bonus(3)	Stock Awards(4)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Nonqualified deferred compensation earnings(6)	All Other Compensation (7)	Total
Gajen Kandiah(1) Chief Executive Officer	2025	$319,231	$—	$5,200,000	$5,580,000	$493,151	$—	$3,068	$11,595,450

Amar Maletira(2) Former Chief Executive Officer	2025	$598,846	$—	$6,014,938	$—	$412,305	$145,434	$3,475,515	$10,647,038
	2024	$900,000	$695,250	$6,148,275	$—	$654,750	$8,326	$12,583	$8,419,184
Mark Marino Executive Vice President and Chief Financial Officer	2025	$530,000	$245,523	$1,899,454	$—	$204,978	$—	$11,310	$2,891,265
	2024	$523,769	$537,494	$4,337,021	$—	$213,966	$—	$8,885	$5,621,135
DK Sinha Executive Vice President, President Public Cloud	2025	$650,000	$459,550	$2,690,893	$—	$190,450	$—	$14,604	$4,005,497
	2024	$650,000	$334,750	$2,588,746	$—	$315,250	$—	$14,454	$3,903,200
(1)Mr. Kandiah’s employment commenced on September 3, 2025.
(2)Mr. Maletira’s employment terminated on September 3, 2025 and his service as a director concluded on September 30, 2025.
(3)Amounts for Fiscal 2025 include discretionary adjustments to the actual payouts of the Fiscal 2025 ACIP, which were approved by the Compensation Committee as described further under “Compensation Discussion and Analysis—Annual Cash Incentive Program.”
(4)The amounts reported in these columns for Fiscal 2025 represent the aggregate grant date fair value of the RSUs, PCASH, and/or stock options, as applicable, granted to each NEO, computed in accordance with FASB ASC Topic 718. The amounts reported for these awards may not represent the amount that the NEO will actually realize from the award through applicable vesting dates. See the "Grants of Plan-Based Awards" table for itemization of these amounts.
(5)The amounts reported in this column for Fiscal 2025 include ACIP payments for each NEO that were earned for Fiscal 2025 and paid in March 2026, as discussed further under “Compensation Discussion and Analysis—Annual Cash Incentive Program.” The amount in this column for 2025 for Mr. Kandiah was paid at Target, pro-rated for the number of days he was employed by the Company during 2025, as set forth in his employment agreement.
(6)The amount reported in this column for Fiscal 2025 represents earnings on Mr. Maletira’s nonqualified deferred compensation plan.
(7)The amounts comprising “All Other Compensation” for Fiscal 2025 are included below. The Company matching contributions under our 401(k) plan are immediately vested.

Executive	401(k) Company Match	Severance	Accrued PTO Payout	Company paid group term life insurance	Regulatory Work From Home Allowance	Total
Gajen Kandiah	$2,308	$—	$—	$625	$135	$3,068
Amar Maletira(a)	$10,500	$3,446,189	$17,308	$1,518	$—	$3,475,515
Mark Marino	$10,500	$—	$—	$810	$—	$11,310
DK Sinha	$10,500	$—	$—	$3,564	$540	$14,604
(a)    The amount listed as Severance for Mr. Maletira reflects (i) an aggregate payment of $3,375,000 payable in equal installments over eighteen (18) months and (ii) a lump sum payment equivalent to eighteen (18) months of COBRA reimbursements and associated taxes, as required under Section 8(c) of the Maletira Employment Agreement for a qualifying termination without “cause.”

EMPLOYMENT AND SEPARATION AGREEMENTS
Each of our NEOs has (or had) an employment agreement with us, directly or through one of our subsidiaries, providing for compensation and benefits under specified circumstances, including in connection with termination of employment. The employment agreements include restrictive covenants requiring non-disclosure of confidential information as well as provisions restricting each NEO’s ability to compete with the Company or solicit employees, customers or potential customers for a period of time after termination of employment. On March 16, 2021, the Compensation Committee adopted the Executive Change in Control Severance Plan (the “CIC Plan”), which provides for severance benefits for executive officers, including our NEOs, who enter into participation agreements and in the event of a Change in Control (as defined in the 2020 Incentive Plan); provided that, for certain NEOs, employment agreements may provide for severance benefits in connection with a change in control, which may apply in lieu of the benefits under the CIC Plan. Further details regarding the severance benefits provided to our NEOs can be found below under “Potential Payments upon Termination or Change in Control.”

The employment agreements described below include terms and conditions as of the date of the most recent agreement or amendment, as applicable. All capitalized but not otherwise defined terms included in this section have the meanings ascribed in the applicable employment and/or separation agreement. Each employment agreement provides for an initial base salary, which is subject to annual review and increases as determined by the Compensation Committee, as well as customary provisions relating to employee benefits, confidentiality and restrictive covenants.

Employment Agreement with Gajen Kandiah
In connection with his appointment as CEO, the Company entered into an employment agreement with Mr. Kandiah in 2025 (the “Kandiah Employment Agreement”) which provides for:
•an initial one-year term that automatically renews for successive one-year periods unless either party provides at least 45 days’ prior written notice of non-renewal;
•an initial annual base salary of $1,000,000;
•eligibility to participate in the Company’s annual cash bonus plan with a target annual bonus amount equal to 150% of his annual base salary (for 2025, no less than the target amount, pro-rated based on the number of days he was employed during 2025);
•eligibility to receive annual long-term incentive compensation; and
•the CEO Inducement Awards.

If Mr. Kandiah’s employment is terminated by the Company without “Cause” or he resigns for “Good Reason,” and he executes and does not revoke a release of claims, he is entitled to severance benefits consisting of (i) 12 months of base salary and target bonus (increasing to 18 months after the first anniversary of his employment), (ii) a pro-rata bonus for the year of termination, (iii) a lump-sum cash payment equal to 12 months of COBRA premiums (increasing to 18 months after the first anniversary of his employment), and (iv) if the termination occurs after the first anniversary of his employment, acceleration of the CEO Inducement Awards. If such termination occurs in connection with a change in control, Mr. Kandiah is entitled to enhanced severance benefits consisting of (i) 12 months of base salary and target bonus (increasing to 24 months after the first anniversary of his employment), (ii) a pro-rata target bonus for the year of termination, (iii) a lump-sum cash payment equal to 12 months of COBRA premiums (increasing to 24 months after the first anniversary of his employment), and (iv) acceleration of outstanding equity awards and, for awards subject to performance vesting, such awards will vest at the greater of target and, to the extent determinable, actual performance through the change in control.

Employment and Separation Agreements with Amar Maletira
In connection with his appointment as CEO, the Company entered into an amended and restated employment agreement with Mr. Maletira in 2022 (the “Maletira Employment Agreement”) which provided for:
•an initial base salary of $900,000;
•eligibility to participate in the Company’s annual cash bonus plan with a target annual bonus opportunity equal to 150% of his annual base salary;
•eligibility to receive annual long-term incentive awards; and
•certain payments upon termination or change in control.

In connection with his termination without “cause” on September 3, 2025, the Company entered into a Separation Agreement and Release of Claims with Mr. Maletira on September 6, 2025 (the “Maletira Separation Agreement”), providing for his termination as CEO and continued service as Vice Chairman of the Board through September 30, 2025. The Maletira separation agreement also provided for severance benefits in satisfaction of the terms of the Maletira Employment Agreement and continued post-employment obligations. Subject to his execution and non-revocation of a release of claims, he received the following under the Maletira Separation Agreement:
•cash severance equal to (i) 18 months of base salary, (ii) 18 months of target bonus, (iii) a pro-rata bonus for Fiscal 2025, and (iv) a lump-sum cash payment equal to 18 months of COBRA premiums and associated taxes;
•full vesting of all outstanding and unvested RSUs and PSUs, with the PSUs vesting at the target level;
•vesting and payment of all outstanding and unvested performance-based cash awards, with (i) tranches for performance periods ending December 31, 2025 to be paid based on actual achievement at the time such awards otherwise would have been paid if Mr. Maletira had remained in service and (ii) tranches for subsequent performance periods to be paid at target in September 2026, except that the final tranche of the performance-based cash award granted on April 5, 2024 will be paid on or about September 30, 2025; and
•reimbursement of legal fees incurred in connection with the separation agreement up to $15,000.

Employment Agreement with Mark Marino
In connection with his promotion to CFO, the Company entered into an amended and restated employment agreement with Mr. Marino in 2024 (the “Marino Employment Agreement”) which provides for:
•an initial annual base salary of $530,000;
•eligibility to participate in the Company’s annual cash bonus plan with a target annual bonus amount equal to 85% of his annual base salary, with a maximum potential amount of 150% of base salary;
•a signing bonus and one-time long-term incentive awards granted under the 2020 Incentive Plan; and
•eligibility to receive annual long-term incentive awards beginning in Fiscal 2025.

If Mr. Marino’s employment is terminated by the Company without “Cause” or he resigns for “Good Reason,” and he executes and does not revoke a release of claims, he is entitled to severance benefits consisting of (i) 12 months of base salary, (ii) 12 months of target bonus, (iii) a pro rata target bonus for the year of termination, and (iv) a lump-sum cash payment equal to 12 months of COBRA premium costs. Upon a qualifying change in control, Mr. Marino is entitled to the severance benefits provided under the CIC Plan. In addition, upon death or disability, the agreement provides for payment of accrued amounts and acceleration of any equity awards that would have vested within six months following termination.

Employment Agreement with DK Sinha
In connection with his appointment as President, Public Cloud, the Company entered into an employment agreement with Mr. Sinha in 2022 (the “Sinha Employment Agreement”) which provides for:
•an initial term from July 2022 through July 2026, with automatic two-year renewals thereafter unless either party provides at least 90 days’ prior written notice of non-renewal;
•an initial annual base salary of $650,000;
•eligibility to participate in the Company’s annual cash bonus plan with a target annual bonus amount equal to 100% of his annual base salary, with a maximum potential amount of 150% of base salary;
•a signing bonus and one-time long-term incentive awards granted under the 2020 Incentive Plan; and
•eligibility to receive annual long-term incentive awards.

If Mr. Sinha’s employment is terminated by the Company without “Cause” or he resigns for “Good Reason,” and he executes and does not revoke a release of claims, he is entitled to severance benefits consisting of (i) 12 months of base salary, (ii) 12 months of target bonus, (iii) a pro rata target bonus for the year of termination, and (iv) a lump-sum cash payment equal to 12 months of COBRA premiums. Upon a qualifying termination in connection with a change in control, Mr. Sinha is entitled to enhanced severance benefits, including (i) 24 months of base salary, (ii) 24 months of target bonus, and (iii) a lump-sum cash payment equal to 24 months of COBRA premiums. In addition, upon such a termination, equity awards will be treated in accordance with the terms of the applicable award agreements.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table shows long-term incentive awards outstanding as of December 31, 2025 for each of the NEOs.

Executive Type of Award Grant Date	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1)
Gajen Kandiah
RSUs(2) 9/4/2025	—	—	$—	—	4,000,000	$3,880,000	—	—
Options(3) 9/4/2025	—	6,000,000	$1.30	9/4/2035	—	$—	—	—
Amar Maletira
PCASH(4) 3/16/2023	—	—	$—	—	—	—	—	$1,833,333
PCASH(5) 4/5/2024	—	—	$—	—	—	—	—	$1,583,333
PCASH(6) 4/4/2025	—	—	$—	—	—	—	—	$4,750,000
Mark Marino
RSUs(7) 3/16/2023	—	—	$—	—	31,646	30,697	—	$—
RSUs(8) 2/21/2024	—	—	$—	—	1,129,433	1,095,550	—	$—
RSUs(9) 4/4/2025	—	—	$—	—	424,527	411,791	—	$—
PSUs(10) 2/21/2024	—	—	$—	—	—	—	376,477	$365,183
PCASH(11) 4/4/2025	—	—	$—	—	—	—	—	$1,500,000
DK Sinha
RSUs(7) 3/16/2023	—	—	$—	—	348,106	$337,663	—	—
RSUs(11) 4/5/2024	—	—	$—	—	216,450	209,957	—	$—
RSUs(9) 4/4/2025	—	—	$—	—	601,414	583,372	—	$—
PCASH(4) 3/16/2023	—	—	$—	—	—	—	—	$916,667

Executive Type of Award Grant Date	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1)
PCASH(13) 4/5/2024	—	—	$—	—	—	—	—	$1,333,334
PCASH(11) 4/4/2025	—	—	$—	—	—	—	—	$2,125,000
(1)The market value is based on the closing price of our Common Stock of $0.97, as reported by the NASDAQ on December 31, 2025.
(2)Represents RSUs vesting in equal annual installments over four years, vesting on each of September 3, 2026, September 3, 2027, September 3, 2028, and September 3, 2029.
(3)Represents stock options vesting in equal annual installments over four years, vesting on each of September 3, 2026, September 3, 2027, September 3, 2028, and September 3, 2029.
(4)Represents PCASH vesting in equal annual installments, which may be earned in an amount equal to 0% to 200% of target based on our relative TSR performance against a specified comparator group over one-, two- and three-year performance periods between January 1, 2023 and December 31, 2025. The remaining unvested tranche is scheduled to vest on April 1, 2026 and will be paid based on actual performance, including for Mr. Maletira per the Maletira Separation Agreement.
(5)Represents PCASH vesting in equal annual installments, which may be earned in an amount equal to 67% to 133% of target based on our stock price performance over one-, two- and three-year performance periods between January 1, 2024 and December 31, 2026. Per the Maletira Separation Agreement, the remaining tranche will be paid based on actual performance on or about the original vesting date of April 1, 2026.
(6)Represents PCASH vesting in equal annual installments, which may be earned in an amount equal to 67% to 133% of target based on our stock price performance over one-, two- and three-year performance periods between January 1, 2025 and December 31, 2027. Per the Maletira Separation Agreement, the initial tranche will be paid based on actual performance on or about the original vesting date of April 1, 2026 and the remaining two tranches will be paid at target on or about September 30, 2026.
(7)Represents RSUs vesting in equal annual installments over three years, with the remaining unvested tranches scheduled to vest on March 16, 2026.
(8)Represents RSUs vesting in equal annual installments over three years, with the remaining unvested tranches scheduled to vest on each of February 21, 2026 and February 21, 2027.
(9)Represents RSUs vesting in quarterly installments over three years, with the remaining unvested tranches scheduled to vest on each of March 1, June 1, September 1, and December 1 each year, with the final tranche vesting on March 1, 2028.
(10)Represents PSUs vesting in equal annual installments, which may be earned in an amount equal to 0% to 200% of target based on our relative TSR performance against a specified comparator group over one-, two- and three-year performance periods between January 1, 2024 and December 31, 2026. The remaining unvested portions are scheduled to vest on January 30, 2026 and January 30, 2027.
(11)Represents PCASH vesting in equal annual installments, which may be earned in an amount equal to 67% to 133% of target based on our stock price performance over one-, two- and three-year performance periods between January 1, 2025 and December 31, 2027. The remaining unvested portions are scheduled to vest on each of April 1, 2026, April 1, 2027, and April 1, 2028.
(12)Represents PCASH vesting in equal annual installments, which may be earned in an amount equal to 67% to 133% of target based on our stock price performance over one-, two- and three-year performance periods between January 1, 2024 and December 31, 2026. The remaining unvested portions are scheduled to vest on each of April 1, 2026 and April 1, 2027.
(13)Represents RSUs vesting in quarterly installments over three years, with the remaining unvested tranches scheduled to vest on each of March 1, June 1, September 1, and December 1 each year, with the final tranche vesting on March 1, 2027.

GRANTS OF PLAN-BASED AWARDS
The following table shows grants of plan-based awards granted to our NEOs during Fiscal 2025.

Executive Type of Award	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards		Estimated Future Payouts under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(1)
		Target	Maximum	Target	Maximum
Gajen Kandiah
Annual Cash Incentive Plan(2)		$1,500,000	$2,250,000	—	—	—	—	—	$—
Time-Based RSUs(3)	9/4/2025	$—	$—	—	—	4,000,000	—	—	$5,200,000
Time-Based Options(4)	9/4/2025	$—	$—	—	—	—	6,000,000	$1.30	$5,580,000
Amar Maletira
Annual Cash Incentive Plan(2)		$1,350,000	$2,025,000	—	—	—	—	—	$—
PCASH - Tranche 1(5)	4/4/2025	$—	$—	1,583,334	2,105,834	—	—	—	$1,105,009
PCASH - Tranche 2(5)	4/4/2025	$—	$—	1,583,333	2,105,833	—	—	—	$1,174,358
PCASH - Tranche 3(5)	4/4/2025	$—	$—	1,583,333	2,105,833	—	—	—	$1,136,516
Time-Based RSUs(6)	4/4/2025	$—	$—	—	—	1,792,452	—	—	$2,599,055
Mark Marino
Annual Cash Incentive Plan(2)		$450,500	$675,750	—	—	—	—	—	$—
PCASH - Tranche 1(5)	4/4/2025	$—	$—	500,000	665,000	—	—	—	$348,950
PCASH - Tranche 2(5)	4/4/2025	$—	$—	500,000	665,000	—	—	—	$370,850
PCASH - Tranche 3(5)	4/4/2025	$—	$—	500,000	665,000	—	—	—	$358,900
Time-Based RSUs(6)	4/4/2025	$—	$—	—	—	566,037	—	—	$820,754
DK Sinha
Annual Cash Incentive Plan(2)		$650,000	$975,000	—	—	—	—	—	$—
PCASH - Tranche 1(5)	4/4/2025	$—	$—	708,334	942,084	—	—	—	$494,346
PCASH - Tranche 2(5)	4/4/2025	$—	$—	708,333	942,083	—	—	—	$525,371
PCASH - Tranche 3(5)	4/4/2025	$—	$—	708,333	942,083	—	—	—	$508,441
Time-Based RSUs(6)	4/4/2025	$—	$—	—	—	801,886	—	—	$1,162,735
(1)Dollar amount reported reflects the fair value on the date of grant in each case calculated in accordance with ASC Topic 718. See Note 12, “Share-Based Compensation and Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in the 2025 Annual Report for the relevant assumptions used to determine the valuation of our long-term incentive awards. The amounts listed include grant date fair values for PCASH awards at target.
(2)Possible payout levels shown under the ACIP are based on each NEO’s annualized salary as of December 31, 2025.
(3)Represents RSUs vesting in equal annual installments over four years, vesting on each of September 3, 2026, September 3, 2027, September 3, 2028, and September 3, 2029.
(4)Represents stock options vesting in equal annual installments over four years, vesting on each of September 3, 2026, September 3, 2027, September 3, 2028, and September 3, 2029.
(5)Represents PCASH awards, which may be earned in an amount equal to 67% to 133% of target based on our stock price performance over one-, two- and three-year performance periods between January 1, 2025 and December 31, 2027, and vesting in equal annual installments on April 1 following the end of each performance period. See the description of the Maletira Separation Agreement under “Employment and Separation Agreements” above for a discussion of the treatment of Mr. Maletira’s awards in connection with his separation.
(6)Represents RSUs vesting in quarterly installments over three years, with the remaining unvested tranches scheduled to vest on each of March 1, June 1, September 1, and December 1 each year, with the final tranche vesting on March 1, 2028. See the description of the Maletira Separation Agreement under “Employment and Separation Agreements” above for a discussion of the treatment of Mr. Maletira’s awards in connection with his separation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The Compensation Committee believes that retaining our NEOs and other key employees by providing a degree of financial security and ensuring a continued dedication to duties in the event of a change in control is in the best interests of our stockholders. Each of our NEOs is entitled to receive the change in control or termination benefits under the applicable agreement described above under “Employment and Separation Agreements.” In addition, our NEOs are entitled to receive the change in control or termination benefits described below.

As used in the long-term incentive award agreements, the terms “cause” and “good reason” have the same meanings given to such terms in the NEO’s employment agreement. If “cause” is not defined in the applicable employment agreement, “cause” is defined in the 2020 Incentive Plan. For purposes of long-term incentive awards issued under our 2020 Incentive Plan, a “change in control” generally means: (a) any person or entity acquires beneficial ownership of 50% or more of our Common Stock or our voting securities; (b) any person or entity acquires beneficial ownership of 35% or more of our voting securities, provided that at such time the beneficial ownership of the Apollo Funds is less than 35% of the voting securities; (c) the incumbent directors cease to constitute a majority of our Board over a twelve month period; (d) our complete liquidation or dissolution; or (e) the completion of certain corporate transactions including a reorganization or merger or the sale or disposition of all or substantially all of our assets, in each case, subject to certain exceptions.

Executive Change in Control Severance Plan
Severance benefits under the CIC Plan are determined based on the NEO’s level of employment. Each of our NEOs is entitled to the Tier 1 level of benefits. Upon a termination on or within the two years following a change in control, the NEO is entitled to receive the following benefits, subject to the execution of an effective release of claims in favor of the Company and compliance with restrictive covenants described below, in addition to accrued obligations which have been earned but yet unpaid:
•A lump sum payment of two (2) times the NEO’s base salary and target annual cash bonus;
•A lump sum payment of the NEO’s target annual cash bonus prorated for the number of days worked in the year of termination;
•A lump sum payment equal to eighteen (18) months of the COBRA cost of health and welfare coverage; plus a separate lump sum tax gross-up equal to 100% of the income taxes due on such COBRA payment, plus an additional amount to cover income taxes on the gross-up payment itself;
•Access to outplacement services with a maximum value of $20,000;
•Acceleration of equity awards, including RSUs, PSUs and stock options, which are assumed, converted or replaced by any such surviving corporation in a change of control transaction, as well as an amount equal to (a) 50% of the amount of federal, state, local, and foreign income taxes applicable and (b) an amount necessary to pay all additional federal, state, local, and foreign income taxes attributable to the income tax payment; and
•Acceleration of any retention awards outstanding, including PCASH, which will be deemed to be achieved at the target level.

Notwithstanding the foregoing, to the extent a NEO would be subject to Section 280G or 4999 of the Code, the NEO’s parachute payments would be reduced to the extent that no portion of the payment shall be subject to the excise tax, but only if the NEO’s net after-tax benefit would exceed what the net after-tax benefit would have been if such reduction were not made and the executive paid the applicable excise tax.

As a condition of each NEO’s participation in the CIC Plan, each NEO is subject to (i) non-competition, non-hire and non-solicitation covenants during employment and one year thereafter and (ii) perpetual confidentiality and non-disparagement covenants.

PAY VERSUS PERFORMANCE TABLE
The table below summarizes the relationship between executive compensation actually paid to the Principal Executive Officers (“PEO”) and the Non-PEO Named Executive Officers (“Non-PEO NEOs”) and certain financial performance measures for Fiscal 2021, 2022, 2023, 2024 and 2025.

Year	Summary Compensation Table Total for First PEO (Jones)(1) ($)	Compensation Actually Paid to First PEO (Jones)(1)(3) ($)	Summary Compensation Table Total for Second PEO (Maletira)(1) ($)	Compensation Actually Paid to Second PEO (Maletira)(1)(3) ($)	Summary Compensation Table Total for Third PEO (Kandiah)(1) ($)	Compensation Actually Paid to Third PEO (Kandiah)(1)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3) ($)	Value of Initial Fixed $100 Invested Based on:		Net Income (in millions)	Company Selected Measure: Non-GAAP Operating Profit(6) (in millions)
									Total Stockholder Return(4) ($)	Peer Group Total Stockholder Return(5) ($)
2025	$—	$—	$10,647,038	$8,779,589	$11,595,450	$9,019,050	$3,448,381	$1,021,882	$5.09	$258.38	$(225.8)	$126.1
2024	$—	$—	$8,419,184	$7,641,531	$—	$—	$3,236,872	$2,715,593	$11.59	$208.30	$(858.2)	$105.6
2023	$—	$—	$13,403,460	$3,939,501	$—	$—	$6,893,010	$4,559,365	$10.49	$152.48	$(837.8)	$157.2
2022	$17,025,668	$(22,885,308)	$25,304,582	$2,445,699	$—	$—	$5,397,267	$(320,247)	$15.48	$96.60	$(804.8)	$363.8
2021	$35,270,070	$22,164,881	$—	$—	$—	$—	$7,832,042	$3,683,898	$70.67	$134.53	$(218.3)	$484.1
(1)     Kevin Jones served as our first PEO for 2021, and 2022. Amar Maletira served as our second PEO during 2022, 2023, 2024 and 2025. Gajen Kandiah served as our third PEO during 2025.
(2)     For 2025, our non-PEO NEOs included Mark Marino and DK Sinha. For 2024, our non-PEO NEOs included Bobby Molu, Mark Marino, Brian Lillie, DK Sinha, and Srini Koushik. For 2023, our non-PEO NEOs included Bobby Molu, Brian Lillie, DK Sinha, and Srini Koushik. For 2022, our non-PEO NEOs included DK Sinha, Srini Koushik, Holly Windham, and Subroto Mukerji. For 2021, our non-PEO NEOs included Amar Maletira, Subroto Mukerji, Holly Windham, and Martin Blackburn.
(3)     Compensation Actually Paid (“CAP”) has been calculated based on the methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). To calculate CAP the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table (“SCT”):

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid(a)	Fiscal 2025 (For Maletira)	Fiscal 2025 (For Kandiah)	Fiscal 2025 (Average for Non-PEO NEOs)
Summary Compensation Table Total	$10,647,038	$11,595,450	$3,448,381
Deduct Amounts Reported under the "Stock Awards" Column in the Summary Compensation Table	$(6,014,938)	$(10,780,000)	$(2,295,174)
Add Year End Fair Value of Equity Awards Granted in the Year	$—	$8,203,600	$1,729,576
Add Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	$—	$—	$(1,453,315)
Add Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	$6,744,793	$—	$194,930
Add Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$(1,639,895)	$—	$(64,363)
Deduct Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$(957,409)	$—	$(538,153)
Compensation Actually Paid	$8,779,589	$9,019,050	$1,021,882
(a)    For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes. The table below contains ranges of assumptions used in the valuation of outstanding equity awards for the relevant fiscal year(s). For more information, please see the notes to our financial statements in our Annual Report on Form 10-K and the footnotes to the Summary Compensation Table of this Proxy Statement.

Performance Share Units	Fiscal 2025
TSR Realized Performance (Percentile)	11th
Volatility	75.79%
Risk-Free Interest Rate	3.42%
(4)     Reflects cumulative Total Shareholder Return (TSR). It shows the growth of a $100 investment on December 31, 2020, through the end of the applicable fiscal year, assuming reinvestment of dividends.

(5)     Peer Group Total Shareholder Return represents the cumulative return on a $100 investment in the S&P 500 Information Technology Index on December 31, 2020, through the end of the applicable fiscal year, assuming reinvestment of dividends.
(6)     Non-GAAP Operating Profit is defined as net income (loss), plus interest expense and income taxes, further adjusted to exclude the impact of non-cash charges for share-based compensation and cash charges for transaction-related costs and adjustments, restructuring and transformation charges, certain other non-operating, and non-recurring or non-core gains and losses.

Relationship between Performance Measures and Compensation Actually Paid
The following charts provide a graphical comparison of the relationship between executive compensation actually paid to performance measures.

The following chart illustrates the value of compensation actually paid to our PEOs and Non-PEO NEOs and Total Stockholder Return and Peer Group Total Stockholder Return.

The following table illustrates the value of compensation actually paid to our PEOs and Non-PEO NEOs and our Net Income.

The following table illustrates the value of compensation actually paid to our PEOs and Non-PEO NEOs and Non-GAAP Operating Profit.

Most Important Performance Measures
The items listed below represent the most important performance measures we use to link compensation actually paid to our NEOs in Fiscal 2025 to our performance.
•Non-GAAP Operating Profit
•Net Income
•Total Shareholder Return

EQUITY COMPENSATION PLANS
The following table sets forth certain information with respect to the equity compensation plans maintained by us as of December 31, 2025, under which our equity securities may be issued in the future, and with respect to individual compensation arrangements as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)(4)
Equity compensation plans approved by security holders(1)	15,756,316	$12.99	46,463,035
Equity compensation plans not approved by security holders(2)	10,000,000	$1.30	—
Total	25,756,316	$8.45	46,463,035
(1)    Includes 2,456,901 shares subject to outstanding options and 13,299,415 unvested RSUs and PSUs (at Target) under our 2017 Incentive Plan and 2020 Incentive Plan.
(2)    Includes 6,000,000 shares subject to outstanding options and 4,000,000 unvested RSUs granted in connection with the CEO Inducement Awards. See the description of the terms of the CEO Inducement Awards above in this Proxy Statement.
(3)    Weighted-average exercise price calculation excludes outstanding RSUs and PSUs which do not have an exercise price.
(4)    Includes 7,919,416 shares available for issuance under our 2020 Employee Stock Purchase Plan and 38,543,619 shares available for issuance under our 2020 Incentive Plan.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2026 Annual Meeting and also incorporated by reference into the 2025 Annual Report.
Members of the Compensation Committee:
Mitchell Garber (Chair)
Jeffrey Benjamin
Aaron Sobel

PROPOSAL 3—SAY-ON-PAY
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are asking our stockholders to approve, on a non-binding, advisory basis, a resolution on the compensation of the Company’s NEOs as disclosed in the Compensation Discussion and Analysis (“CD&A”), the Summary Compensation Table, and the related compensation tables, notes and narrative in this Proxy Statement.

As set forth in the CD&A above, the Company has designed its compensation programs to: (i) align executives’ pay with the Company’s performance and focus on producing sustainable long-term growth, (ii) attract and retain executives with the experience necessary to achieve our business goals, and (iii) align executives’ interests with those of the stockholders and to encourage the creation of long-term value. Although the vote to approve executive compensation is purely advisory and non-binding, the Board values the opinions of our stockholders and will consider the results of the vote in determining the compensation of the NEOs and the Company’s compensation programs generally. The vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement. If any stockholder wishes to communicate with the Board regarding executive compensation, the Board can be contacted using the procedures outlined in “Communications with the Board” set forth in this Proxy Statement.

Accordingly, we are asking for stockholder approval, on an advisory basis, of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion associated with the compensation tables in the Proxy Statement for the 2026 Annual Meeting is hereby APPROVED.”

The proposal will be approved by the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the 2026 Annual Meeting and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers do not have discretion to vote any uninstructed shares over the advisory vote to approve the compensation of our NEOs and therefore broker non-votes will not affect the outcome of voting on this proposal. Because this vote is advisory only, it will not be binding on our Board.

The Board recommends that the stockholders vote FOR the approval, on a non-binding, advisory basis, of the compensation of the NEOs as disclosed in this Proxy Statement.

PROPOSAL 4—2020 INCENTIVE PLAN AMENDMENT

Introduction
On April 27, 2026 upon recommendation of the Compensation Committee, the Board approved a fourth amendment to the Rackspace Technology, Inc. 2020 Equity Incentive Plan (as amended, the “2020 Incentive Plan”) to increase the Authorized Shares available for issuance thereunder by an additional 20,000,000 shares, subject to stockholder approval at the 2026 Annual Meeting. The 2020 Incentive Plan is the only plan under which the Company currently grants discretionary equity awards to employees and non-employee directors.

We have a practice of granting equity awards not only to our executives and directors, but also to key employees. We believe that increasing the number of shares available for issuance under the 2020 Incentive Plan is necessary to continue using equity awards, including performance awards, as an effective means to encourage ownership in the Company by key personnel whose contribution is considered essential to the continued development of our business. Equity compensation encourages these key employees to act in our stockholders’ interests and share in the Company’s success. We have used the 2020 Incentive Plan to grant time-based RSUs, PSUs, PCASH and stock options.

Background
The 2020 Incentive Plan was initially adopted by our Board on July 24, 2020 and approved by stockholders in connection with our initial public offering. On April 21, 2022, the Board approved an amendment, (“Amendment No. 1”) to increase the number of shares from 25,000,000 to 50,000,000, which was approved by stockholders at the 2022 Annual Meeting. On April 21, 2023, the Board approved an amendment (“Amendment No. 2”) to increase the number of shares from 50,000,000 to 57,900,000, which was approved by stockholders at the 2023 Annual Meeting. On April 22, 2024, the Board approved an amendment (“Amendment No. 3”) to increase the number of shares from 57,900,000 to 87,900,000, which was approved by stockholders at the 2024 Annual Meeting. As a result, the maximum number of shares of Common Stock currently authorized for issuance under the 2020 Incentive Plan is 87,900,000 shares. As of the Record Date, approximately 38,543,619 shares of our Common Stock remained available for grants under the 2020 Incentive Plan.

Proposed Amendment to Share Reserve
We are requesting that stockholders approve Amendment No. 4 to the 2020 Incentive Plan (the “2020 Plan Amendment”) to increase the Authorized Shares available to be issued thereunder by 20,000,000 shares. A copy of the 2020 Plan Amendment is included as Appendix A to this Proxy Statement. If the 2020 Plan Amendment is approved by our stockholders, the number of Authorized Shares available for issuance under the 2020 Incentive Plan will increase from 87,900,000 to 107,900,000.

Reasons Why You Should Vote in Favor of the Approval of the Amendment to Increase the Number of Shares Available Under the 2020 Incentive Plan
Our Board recommends a vote for the approval of the 2020 Plan Amendment to increase the number of shares available under the 2020 Incentive Plan because it believes the plan is in the best interests of the Company and its stockholders.
•Aligns director, employee and stockholder interests. We provide long-term incentives under the 2020 Incentive Plan by compensating participants with equity awards. For our senior leadership team, the vast majority of our equity awards vest over a multi-year period, creating retention incentives. With your approval of the 2020 Plan Amendment we will be able to continue to maintain this means of aligning the interests of key personnel with the interests of our stockholders.
•Approval is necessary to continue an equity-based compensation program. If our stockholders do not approve the 2020 Plan Amendment, we would need to provide more long-term compensation in the form of cash for both our employees and directors. This would negatively impact our cash management.
•Includes best corporate governance features. As described below, the 2020 Incentive Plan, which was previously approved by our stockholders, has sound governance features.
•Attracts and retains talent. The 2020 Incentive Plan is a critical tool to the continued success of the Company by supporting our efforts to attract, retain and motivate key personnel and providing participants with incentives directly related to increases in the value of the Company.

We believe that the benefits to our stockholders from equity award grants to our employees and directors outweigh the potential dilutive effect of grants under the 2020 Incentive Plan. The Company believes that paying a significant portion of annual variable compensation in the form of equity awards is an effective method of aligning the interests of the Company’s management and other employees with those of our stockholders, encouraging ownership in the Company, retaining, attracting and rewarding talented individuals and preserving cash. We also believe that having a vehicle to pay a portion of compensation for our non-employee directors in stock awards is appropriate and consistent with market practices.

Governance Best Practices
The 2020 Incentive Plan incorporates the following corporate governance best practices that protect the interests of our stockholders:
•No “evergreen” provision. The number of shares of our Common Stock available for issuance under the 2020 Incentive Plan is fixed and will not adjust based upon the number of shares outstanding.
•Dividends subject to restrictions. Dividends, if any, paid on any equity award are subject to the same vesting requirements as the underlying award.
•Stock options and stock appreciation rights are not discounted. The 2020 Incentive Plan prohibits granting stock options with exercise prices and stock appreciation rights (“SARs”) with grant prices lower than the fair market value of a share of our Common Stock on the grant date, except in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.
•No repricing or exchange without stockholder approval. The 2020 Incentive Plan prohibits the repricing of outstanding stock options or SARs without stockholder approval, except in connection with certain corporate transactions involving the Company.
•Material amendments require stockholder approval. Material changes to the 2020 Incentive Plan, including increasing the number of shares authorized for issuance and repricing of stock options and SARs require stockholder approval.
•“Clawback” provision. The 2020 Incentive Plan contains a “clawback” provision, which provides that the Compensation Committee may include in an award agreement, that if a participant is determined by the Compensation Committee to have violated a non-competition, non-solicitation or non-disclosure agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any of its affiliates, all rights of the participant under the 2020 Incentive Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the Compensation Committee may require the participant to surrender and return to the Company any shares received, and/or to repay any profits or any other economic value made or realized by the participant. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd-Frank Act), awards shall be subject to clawback, forfeiture or similar requirement.

Amount of Share Reserve
The volatility of our stock over the past two years, combined with turnover requiring new hire grants to hire critical team members, has resulted in the need to grant more equity awards. At this time, it is difficult to estimate how many years of grants will be provided by the shares remaining after plan approval. We believe that the requested allocation is critical to ensure our ability to attract and retain key talent and to provide competitive reward opportunities that are aligned with our stockholders’ interests. Expectations regarding future share usage could be impacted by a number of factors such as award type mix, hiring and promotion activity, and future performance of our stock price, among other factors. Future share usage may differ from current expectations and so we cannot guarantee how long the additional share reserve will last. Also see “Equity Compensation Plan Information” set forth above regarding year-end information.

Summary of the 2020 Incentive Plan
The following summary of the 2020 Incentive Plan is only a summary of certain provisions and is qualified in its entirety by reference to the actual text of the 2020 Incentive Plan. In the event the proposed 2020 Plan Amendment is not approved, the 2020 Incentive Plan as it currently exists will remain in effect but without the increase in shares proposed in the 2020 Plan Amendment.

Purpose. The purpose of the 2020 Incentive Plan is to assist the Company in attracting, retaining, and motivating highly-qualified employees, directors, and consultants and to link their interests to those of the Company’s stockholders by providing incentives for outstanding performance to generate superior returns.

Shares Subject to the 2020 Incentive Plan. Following the approval of the proposed 2020 Plan Amendment, the maximum number of shares of Common Stock available for issuance under the 2020 Incentive Plan will be 107,900,000 (increased from 87,900,000), all of which may be issued upon the exercise of ISOs. The shares issued in settlement of outstanding awards may be authorized but unissued shares, treasury shares or shares purchased in the open market. As of the Record Date, the closing price per share of our Common Stock on the Nasdaq Stock Market was $1.42 per share.

If any shares subject to an award under the 2020 Incentive Plan are (i) forfeited or expire, (ii) settled for cash, (iii) converted to shares of another person in connection with a corporate transaction, (iv) tendered by the participant or withheld in payment of the exercise price of a stock option, (v) tendered by the participant or withheld to satisfy tax withholding obligations with respect to any award, (vi) subject to SARs and are not issued in connection with the stock settlement of the SAR upon exercise, or (vii) purchased on the open market with the cash proceeds received from the exercise of stock options, then such shares may be used again for new grants under the 2020 Incentive Plan.

Awards granted under the 2020 Incentive Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock (“Substitute Awards”) will not reduce the shares authorized for grant under the 2020 Incentive Plan and shares subject to such Substitute Awards may not be added to the 2020 Incentive Plan’s share reserve if such awards are forfeited or expire.

Administration. The 2020 Incentive Plan is generally administered by the Compensation Committee, unless otherwise determined by our Board. However, the Compensation Committee may delegate to a committee of one or more members of our Board or one or more of our officers the authority to grant or amend awards to participants other than our senior executives who are subject to Section 16 of the Exchange Act. In addition, the full Board administers the 2020 Incentive Plan with respect to awards made to non-employee directors. The Compensation Committee and our Board, as applicable, are sometimes referred to herein as the “Administrator.” The Administrator has authority to interpret the 2020 Incentive Plan and all award agreements, and to adopt rules for the administration, interpretation and application of the 2020 Incentive Plan, to interpret, amend or revoke any such rules and to amend the 2020 Incentive Plan or any award agreement, subject to certain limits set forth in the 2020 Incentive Plan.

Eligibility. Persons eligible to participate in the 2020 Incentive Plan include all non-employee members of our Board, as well as employees and consultants of the Company and its parents and subsidiaries, as determined by the Administrator. Only our employees or an employee of a parent or subsidiary may receive ISOs under the 2020 Incentive Plan.

Non-Employee Director Compensation Limit. Notwithstanding any other provision in the 2020 Incentive Plan or in any policy of ours regarding non-employee director compensation, the maximum amount of total compensation payable to a non-employee director for services in any fiscal year may not exceed $750,000, calculated as the sum of (i) the grant date fair value of all awards payable in shares and the maximum cash value of any other award granted under the 2020 Incentive Plan, plus (ii) cash compensation in the form of our Board and committee retainers and meeting or similar fees. However, the foregoing limit will not apply in respect of any compensation payable in the year of a non-employee director’s initial appointment or election to our Board.

Change in Capitalization. The Administrator has broad discretion to take action under the 2020 Incentive Plan, as well as to make adjustments to the number and kind of shares issuable under the 2020 Incentive Plan and the terms, conditions and exercise price (if any) of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our Common Stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the Administrator will make equitable adjustments to the 2020 Incentive Plan and outstanding awards.

Awards Available for Grant. The 2020 Incentive Plan provides for the grant of stock options, including ISOs and nonqualified stock options (“NSOs”), SARs, restricted stock, RSUs, other stock-based incentive awards, dividend equivalents, and cash-based incentive awards. All awards under the 2020 Incentive Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms, performance criteria, and post-termination exercise limitations. Awards other than cash-based incentive awards generally will be settled in shares of our Common Stock, but the Administrator may provide for cash settlement of any award. A brief description of each award type follows.

Stock Options and SARs. Stock options provide for the purchase of shares of our Common Stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date, payable in shares, cash or a combination of shares and cash. The exercise price of all stock options and SARs granted pursuant to the 2020 Incentive Plan will not be less than 100% of the fair market value of our Common Stock on the date of grant, with the exception of Substitute Awards. The exercise price of a stock option may be paid by the participant in any form permitted by the Administrator, as described below under “Payment for Awards.” Stock options and SARs may be exercised as determined by the Administrator, but in no event may have a term extending beyond the tenth anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of our stock or any of our parents or subsidiaries, however, shall have an exercise price that is not less than 110% of the fair market value of our Common Stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. To the extent that the aggregate fair market value of ISOs that are first exercisable by an eligible individual during any calendar year exceeds $100,000, the options will be treated as NSOs to the extent required by Section 422 of the Code. The period during which a participant may have a right to vest in and exercise an option or SAR will be set by the Administrator. The Administrator may accelerate the vesting of an option, provided that no option may vest following its expiration, termination, or forfeiture.

Unless otherwise determined by the Administrator or set forth in an award agreement, an option or SAR that is unexercisable upon a participant’s termination of service may not become exercisable thereafter, and such unexercisable portion will expire upon the participant’s termination of service. Unless we determine otherwise, in the event that on the last business day of the term of an option (other than an ISO) or a SAR (i) the exercise of the option or SAR is prohibited by applicable law, or (ii) shares may not be purchased or sold by the applicable participant due to any insider trading policy of ours (including blackout periods), the term of the option or SAR shall be extended until the date that is 30 days after the end of the legal prohibition or black-out period; provided, in no event will the extension last beyond the ten-year (or shorter) term of the applicable option or SAR.

Restricted Stock. Restricted stock is an award of nontransferable shares of our Common Stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. Upon the issuance of restricted stock, a participant will have all of the rights of a stockholder, including the right to receive dividends and other distributions, subject to the Administrator’s discretion. The vesting period will be set by the Administrator. The Administrator may accelerate the vesting of restricted stock by removing any and all restrictions imposed on the award. Also, the Administrator may provide that vesting will not cease upon the occurrence of certain events, such as a change in control or termination of service. Except as otherwise determined by the Administrator, in the event a participant’s service is terminated during the applicable restriction period and such participant holds an award of restricted stock, then (i) if such participant paid no price for the restricted stock award, the unvested portion of such restricted stock award shall be forfeited and cancelled for no consideration on the participant’s date of termination, or (ii) if such participant paid a price for the restricted stock award, then we will have the right to repurchase the unvested portion of such restricted stock award at a cash price per share equal to the price paid by the participant for such restricted stock award or such other amount as may be specified in the applicable award agreement.

RSU Awards. RSUs are contractual promises to deliver shares of our Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met. A participant will have no stockholder rights unless and until the RSUs vest and shares are delivered to the participant. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the Administrator permits such a deferral. The vesting period will be set by the Administrator. The Administrator may accelerate the vesting of restricted stock by removing any and all restrictions imposed on the award. Unless otherwise provided by the Administrator, RSUs will be settled and paid in the form of fully transferable shares, but may also be settled in cash or in a combination of shares and cash. Also, the Administrator may provide that vesting will not cease upon the occurrence of certain events, such as a change in control or termination of service.

Other Stock or Cash-Based Awards. Other stock or cash-based awards are awards linked to or derived from shares of our Common Stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Such awards will be paid in stock, cash, or a combination of stock and cash. These stock or cash-based awards may, but need not, be made in lieu of compensation to which a participant is otherwise entitled.

Dividends and Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our Common Stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the Administrator. Unless otherwise determined by the Administrator, dividend equivalents that are based on dividends paid prior to the vesting of an award will be paid out to the participant only to the extent that the award vests and in no event may any award provide for a participant’s receipt of any other dividends prior to the vesting of such award.

Vesting and Performance Criteria. Vesting conditions determined by the Administrator may apply to each award and may include continued service, achievement of performance goals which may be based on the performance criteria set forth in the 2020 Incentive Plan or such other criteria as determined by the Administrator, and/or other conditions.

Payment for Awards. To the extent that a participant is required to pay for any award or the shares issuable pursuant to such award, such as upon the exercise of a stock option, such payment may be made in a manner permitted by the Administrator which may include by cash, wire transfer or check, by shares (including shares issuable pursuant to the exercise of an award), by delivery of a written or electronic notice that the participant has placed a market sell order with a broker acceptable to us with respect to shares then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us, by having us withhold from the shares otherwise issuable or deliverable with respect to the exercise or settlement of an award a number of shares with a fair market value equal to the aggregate payments required, by any other form of legal consideration acceptable to the Administrator in its sole discretion, or any combination of such permitted forms of payment.

Effect of a Change in Control. In the event of a “Change in Control” (as defined in the 2020 Incentive Plan), outstanding awards under the 2020 Incentive Plan will be subject to the terms and conditions of the applicable award agreement, the agreement evidencing the change in control transaction, or treated as otherwise determined in the Administrator’s discretion without the participant’s consent, and such treatment need not apply to all outstanding awards in an identical manner. The Administrator’s determination as to the treatment of outstanding awards upon a change in control will be final, binding, and conclusive.

Non-U.S. Participants. The Administrator may determine which subsidiaries will be covered by the 2020 Incentive Plan and which individuals outside of the U.S. will be eligible to participate in the 2020 Incentive Plan and may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States.

Nontransferability. With limited exceptions for estate planning, certain beneficiary designations, the laws of descent and distribution, and transfers to permitted family member transferees under the Form S-8 rules (in the Administrator’s discretion), awards under the 2020 Incentive Plan are generally non-transferable and are exercisable only by the participant.

Plan Amendment and Termination. The 2020 Incentive Plan has a term of ten years, expiring on August 4, 2030. Our Board may amend, suspend, or terminate the 2020 Incentive Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the 2020 Incentive Plan, “reprices” any stock option or SAR, or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. No amendment, suspension, or termination of the 2020 Incentive Plan may materially and adversely affect any rights or obligations under any award previously granted or awarded without the consent of the participant, unless the award agreement expressly provides otherwise. Any awards that are outstanding on the date that the 2020 Incentive Plan is terminated shall remain in force according to the terms of the 2020 Incentive Plan and the applicable award agreement.

Clawback/Forfeiture. All awards will be subject to the provisions of any claw-back policy implemented by us to the extent set forth in such claw-back policy and/or in the applicable award agreement, as well as to any claw-back required by applicable law or stock exchange listing rule.

Tax Consequences
U.S. Federal Income Tax Consequences
The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the 2020 Incentive Plan and the disposition of shares so acquired and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirement of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. Each participant should consult his or her tax advisor as to the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of shares acquired as a result of any award.

Stock Options under the 2020 Incentive Plan. Holders of ISOs will generally incur no federal income tax liability at the time of grant or upon vesting or exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming the holding period is satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the ISO. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an ISO disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an ISO becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the ISO in respect of those excess shares will be treated as an NSO for federal income tax purposes.

No income will be realized by a participant upon grant or vesting of an NSO. Upon the exercise of an NSO, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same excess amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of an NSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs under the 2020 Incentive Plan. No income will be realized by a participant upon grant or vesting of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock under the 2020 Incentive Plan. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date), the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date and the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant and the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to us. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

RSUs under the 2020 Incentive Plan. A participant will not be subject to tax upon the grant or vesting of an RSU award. Rather, upon the delivery of shares or cash pursuant to an RSU award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Other Stock or Cash-Based Awards under the 2020 Incentive Plan. A recipient of a payment in stock or in cash pursuant to another stock-based or cash-based award will generally recognize ordinary income in an amount equal to the fair market value of the Common Stock or cash received. If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.

Dividend Equivalents under the 2020 Incentive Plan. A participant does not realize taxable income at the time of the grant of dividend equivalents, and we are not entitled to a deduction at that time. When a dividend equivalent is paid, the participant recognizes ordinary income and we are entitled to a corresponding deduction, subject to the limits of Section 162(m) of the Code.

Section 409A. Certain types of awards under the 2020 Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the 2020 Incentive Plan and awards granted under the 2020 Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Administrator, the 2020 Incentive Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits
The 2020 Incentive Plan was in place during Fiscal 2025. Future awards to be granted under the 2020 Incentive Plan to our NEOs and other employees are discretionary and are not subject to set benefits or amounts. In addition, the types of awards granted may vary. We have not granted any awards under the 2020 Incentive Plan subject to stockholder approval of this proposal. Accordingly, the future benefits or amounts that will be received by or allocated to our NEOs and other employees under the 2020 Incentive Plan are not determinable.

Awards granted under the 2020 Incentive Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2020 Incentive Plan. However, pursuant to our current Director Compensation Policy each of our current non-employee directors is eligible to receive an annual grant of RSUs as further described under “Compensation of Non-Employee Directors—Non-Employee Director Compensation Policy.”
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than compensation arrangements for our executive officers and directors (see “Compensation, Discussion & Analysis” and ”Compensation of Non-Employee Directors” for a discussion of compensation arrangements for our NEOs and directors) and the transactions discussed below, there were no transactions, including transactions with executive officers and directors, since the beginning of Fiscal 2025, or any currently proposed transaction, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions
We have adopted a written Related Person Transactions Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all material related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for implementation of and compliance with the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board or Audit Committee.

The policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration. Under the policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.

The policy also provides that the Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

Investor Rights Agreements
On November 3, 2016, in connection with the Rackspace Acquisition, we entered into an investor rights agreement with Searchlight and one of the Apollo Funds. On August 4, 2020, we amended and restated the investor rights agreement (as amended and restated, the “SCP Investor Rights Agreement”). The SCP Investor Rights Agreement provides that, as long as Searchlight and its affiliates continue to hold at least 6,000,000 shares of our Common Stock (subject to any equitable adjustments), which is an amount equal to 50% of the shares of our Common Stock that Searchlight originally received in connection with the Rackspace Acquisition, Searchlight will have the right to (a) nominate one director to our Board and (b) designate one director to the boards of directors of certain subsidiaries of the Company so long as Apollo, the Apollo Funds and their respective affiliates appoint any director to such company’s Board (or similar body). Searchlight's initial nominee resigned from the Board in December 2020 and Searchlight did not exercise its right to nominate a replacement to fill the vacancy. In January 2022, Searchlight reported that it had ceased to own any of our Common Stock Accordingly, the SCP Investor Rights Agreement has terminated, in accordance with its terms, with respect to Searchlight.

On November 3, 2016, in connection with the Rackspace Acquisition, we entered into an investor rights agreement with an affiliate of ABRY and one of the Apollo Funds (the “Original ABRY Investor Rights Agreement”) and, on November 15, 2017, in connection with the acquisition of Datapipe, we entered into a separate investor rights agreement with an affiliate of ABRY and one of the Apollo Funds (the “Original Datapipe Investor Rights Agreement”). On August 4, 2020, we entered into a new investor rights agreement with one of the Apollo Funds and the affiliates of ABRY that superseded both of the Original ABRY Investor Rights Agreement and the Original Datapipe Investor Rights Agreement (such new investor rights agreement, the “ABRY Investor Rights Agreement”, and together with the SCP Investor Rights Agreement, the “Investor Rights Agreements”). Pursuant to the ABRY Investor Rights Agreement, as long as affiliates of ABRY continue to hold at least 11,122,514 shares of our Common Stock (subject to any equitable adjustments), which is an amount equal to 50% of the shares of our Common Stock that ABRY and certain of its affiliates held at the closing of the acquisition of Datapipe, ABRY VIII will have the right to nominate one director to our Board. The nominee of ABRY VIII resigned from the Board in October 2021 and ABRY VIII has not exercised its right to nominate a replacement to fill the vacancy.

Pursuant to the Investor Rights Agreements, Apollo has the right, at any time until Apollo no longer beneficially owns at least 5% of our issued and outstanding Common Stock, to nominate a number of directors comprising a percentage of our Board in accordance with their beneficial ownership of our outstanding Common Stock (rounded up to the nearest whole number).

Any vacancy on our Board in respect of an Apollo board nominees will be filled only by individuals designated by Apollo for so long as Apollo beneficially owns at least 5% of our issued and outstanding Common Stock. Any vacancy on our Board in respect of the ABRY board nominees will be filled only by an individual designated by ABRY VIII for so long as the ownership of ABRY and its affiliates exceeds the minimum specified Common Stock ownership threshold.

In the event that Apollo has nominated less than the total number of Apollo board nominees that Apollo is entitled to nominate or ABRY VIII has not nominated the ABRY board nominees that ABRY VIII is entitled to nominate, Apollo or ABRY, as applicable, will have the right, at any time, to nominate such additional nominee(s), and our Board will take all necessary actions, whether by increasing the size of our Board or otherwise, to effect the election of such additional nominee(s) to fill any existing vacancy or newly-created directorship. To the extent any Apollo board nominees or ABRY board nominees are not elected as a director at a meeting of our stockholders, Apollo or ABRY VIII, as applicable, will continue to have the right to nominate the Apollo board nominees or the ABRY board nominees, as applicable, and our Board will take all necessary actions, whether by increasing the size of our Board or otherwise, to effect the election of such additional nominee(s) to fill any existing vacancy or newly-created directorship. The Investor Rights Agreements also set forth certain information rights granted to Apollo and ABRY and their respective affiliates.

The Investor Rights Agreements provide that until Apollo no longer beneficially owns at least 33% of our issued and outstanding Common Stock, we will not take certain significant actions specified therein without the prior consent of Apollo, including:
•a change in the size of our Board;
•the incurrence of indebtedness for borrowed money, in a single transaction or a series of related transactions, aggregating to more than $100.0 million, except for (i) debt under a revolving credit facility that has previously been approved or is in existence on the date of closing of our IPO or (ii) intercompany indebtedness;
•the issuance of additional shares of any class of our capital stock or equity securities exceeding $50.0 million in any single issuance or an aggregate amount of $100.0 million during a calendar year (other than any award under any stockholder approved equity compensation plan or intracompany issuance among us and our wholly-owned subsidiaries);
•other than in the ordinary course of business with vendors, customers and suppliers, the acquisition of equity interests or assets of any other entity, or any business, properties, assets or entities, exceeding $50.0 million in any single transaction or $100.0 million in the aggregate in any series of transactions during a calendar year;
•other than in the ordinary course of business with vendors, customers and suppliers, the disposition of any of our or our subsidiaries’ assets or equity interests, exceeding $50.0 million in any single transaction or $100.0 million in the aggregate in any series of transactions during a calendar year;

•hiring or terminating our CEO or our CFO or designating any new CEO or CFO;
•merging or consolidating with or into any other entity, or transferring all or substantially all of our or our subsidiaries’ assets, taken as a whole, to another entity, or undertaking any transaction that would constitute a “change of control” as defined in our or our subsidiaries’ credit facilities or note indentures (other than transactions among us and our wholly-owned subsidiaries);
•undertaking any liquidation, dissolution or winding up of the Company;
•effecting any material change in the nature of the business of the Company and its subsidiaries, taken as a whole; and
•amending, modifying or repealing (whether by merger, consolidation or otherwise) any provision of our certificate of incorporation, our bylaws or equivalent organizational documents of our subsidiaries in a manner that adversely affects Apollo.

Registration Rights Agreement
On August 4, 2020, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Apollo Funds and affiliates of each of Searchlight and ABRY. As noted above, the Searchlight affiliates have ceased to own any shares of our Common Stock, therefore Searchlight affiliates no longer have any rights under the Registration Rights Agreement. Subject to several exceptions, including our right to defer a demand registration, shelf registration or underwritten offering under certain circumstances, the Apollo Funds and DPH 123, LLC, an ABRY affiliate, may require that we register for public resale under the Securities Act all shares of Common Stock that they request to be registered at any time following the Company’s IPO, subject to the restrictions in the lock-up agreements entered into by each of those parties, so long as the securities being registered in each registration statement or sold in any underwritten offering are reasonably expected to produce aggregate proceeds of at least $66.0 million.

The Apollo Funds have the right to require us to register the sale of the Common Stock held by them on Form S-3, subject to offering size and other restrictions. The Apollo Funds also have the right to request marketed and non-marketed underwritten offerings using a shelf registration statement, and DPH 123, LLC, the ABRY affiliate, has the right to participate in these underwritten offerings. We are not obligated under the Registration Rights Agreement to effectuate more than one demand registration under a shelf registration statement for DPH 123, LLC, the ABRY affiliate.

If we propose to file certain types of registration statements under the Securities Act with respect to an offering of equity securities (including for sale by us or at the request of the Apollo Funds or ABRY affiliates), we will be required to use our reasonable best efforts to offer the parties to the Registration Rights Agreement the opportunity to register the sale of all or part of their shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”).

All expenses of registration under the Registration Rights Agreement, including the legal fees of counsel chosen by stockholders participating in a registration, will be paid by us.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions including blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter or underwriters. The Registration Rights Agreement also contains customary indemnification and contribution provisions. The Registration Rights Agreement is governed by New York law.

Datapipe Merger Agreement
On September 6, 2017, we entered into an Agreement and Plan of Merger (the “Datapipe Merger Agreement”) with certain of our direct and indirect subsidiaries, DPH 123, LLC (formerly known as Datapipe Holdings, LLC), Datapipe Parent, Inc. and certain key stockholders, pursuant to which we acquired Datapipe.

In addition, the Datapipe Merger Agreement provides that we will be required to issue additional shares of our Common Stock to an affiliate of ABRY if certain conditions are satisfied on any “Measurement Date,” as defined in the Datapipe Merger Agreement. A Measurement Date is each date following the occurrence of either (a) a “change of control” of the Company or (b) the closing date of our IPO on which Apollo receives cash distributions, cash proceeds and/or marketable securities of the Company and on which our Common Stock is listed on Nasdaq, the New York Stock Exchange or another exchange reasonably acceptable to Apollo and is freely tradeable (without violating any lock-up agreements, other contractual restrictions and federal, state or local securities laws). For this purpose, a “change of control” means (i) that a person, entity or group, other than Apollo, becomes the beneficial owner of at least 35% of the voting power of securities of the Company and beneficially owns more than the voting power beneficially owned by Apollo or (ii) a sale of all or substantially all of the Company’s assets.

The number of shares that we may be obligated to issue to an affiliate of ABRY on a Measurement Date (the “Additional Datapipe Equity Consideration”) is equal to, without duplication:

•if the multiple of invested capital on such Measurement Date (the “MOIC”) exceeds 2.0x, 2,665,935 shares of our Common Stock;
•if the MOIC exceeds 3.0x, an additional 2,665,935 shares of our Common Stock;
•if the MOIC exceeds 4.0x, an additional 5,331,870 shares of our Common Stock; and
•if the MOIC exceeds 4.5x, an additional 7,997,806 shares of our Common Stock;

reduced, in each case, by the number of shares of Common Stock previously issued as Additional Datapipe Equity Consideration, and subject, in each case, to adjustment for stock splits, stock dividends, recombinations, reclassifications and similar equitable adjustments. The maximum number of shares of Common Stock issuable as Additional Datapipe Equity Consideration will not exceed 10,663,741 shares in the aggregate, subject to the adjustments described above.

For the purpose of calculating the Additional Datapipe Equity Consideration, the MOIC is defined as the ratio of (A) the value of all cash proceeds, cash distributions or shares of our Common Stock received by Apollo in respect of its ownership in the Company to (B) the invested capital of Apollo in the Company. The value of our shares of Common Stock received by Apollo is determined by multiplying the number of shares of Common Stock held by Apollo on such Measurement Date by the volume weighted average trading price of our Common Stock over the 30 consecutive trading days immediately preceding any such Measurement Date. As of the date of this Proxy, Apollo has invested capital of approximately $1.08 billion in the Company and has not received any cash proceeds or cash distributions in respect of its ownership.

To the extent any shares issuable as Additional Datapipe Equity Consideration on a Measurement Date would have been entitled to any cash dividends if delivered as of the closing of the Datapipe Acquisition, we would also be obligated to pay the equivalent dividends (in the form of either cash or additional shares of our Common Stock) on shares. We have not paid any cash dividends in respect of our Common Stock since the closing of the Datapipe Acquisition. On February 2, 2021, we issued 2,665,935 shares of our Common Stock to the ABRY affiliate as Additional Datapipe Equity Consideration.

Subject to the limitations described above, the Additional Datapipe Equity Consideration may become issuable in the future based on the trading price of our Common Stock, regardless of whether the Apollo Funds sell any additional shares of our Common Stock or whether we declare or pay any dividends.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our Common Stock as of the Record Date (or such other date indicated in the footnotes below) by:
•each person, or group of affiliated persons, who we know to beneficially own more than 5% of our Common Stock;
•each of our NEOs;
•each of our current directors; and
•all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The percentage of beneficial ownership for the following table is based on 249,222,499 shares of Common Stock outstanding as of the Record Date, plus options exercisable and RSUs vesting on or within 60 days of the Record Date held by any executive officer or director included in the group for which percentage ownership has been calculated (these shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person). Unless otherwise indicated, the address of each person or entity named in the table below is 19122 US Highway 281N, Suite 127, San Antonio, TX 78258-7667.

	Shares of Common Stock Beneficially Owned
	Number	Percent
5% Stockholders
Apollo Funds(1)	129,609,000	52.0%
ABRY Partners, LLC and related entities(2)	20,595,180	8.3%
Named Executive Officers and Directors
Kandiah, Gajen(3)	16,667	*
Maletira, Amar(4)	1,701,908	*
Marino, Mark(5)	1,331,175	*
Sinha, Dharmendra Kumar(6)	1,774,128	*
Benjamin, Jeffrey(7)(9)	565,162	*
Garber, Mitch(8)(9)	682,008	*
Gross, Mark(9)	168,095	*
Roberts, Anthony(9)	212,985	*
Scott, Tony(9)	191,045	*
Sobel, Aaron(10)	—	*
Weston, Michael(10)	—	*
All current directors and executive officers as a group (11 persons)(11)	5,765,066	2.3%
*Less than 1%.
(1)    Information regarding beneficial ownership of our Common Stock by the Apollo Funds is included herein based on a Schedule 13G/A filed with the SEC on February 13, 2026, relating to such shares beneficially owned as of December 31, 2025. Such report provides that AP Inception Co-Invest ML Borrower, L.P. (“AP Co-Invest Borrower”) directly holds 69,609,000 shares of our Common Stock and AP Inception ML Borrower, L.P. (“AP Borrower”) directly holds 60,000,000 shares of our Common Stock. The Schedule 13G/A was filed by (i) AP Co-Invest Borrower; (ii) AP Borrower; (iii) AP Inception Co-Invest GP, LLC ("AP Co-Invest"); (iv) AP Inception Co-Invest ML GP, LLC ("AP Co-Invest ML"); (v) Apollo Co-Investment Management, LLC ("Co-Investment Management"); (vi) AP Inception ML GP, LLC; (vii) AP VIII Inception Holdings GP, LLC ("AP VIII"); (viii) Apollo Management VIII, L.P. ("Management VIII"); (ix) AIF VIII Management, LLC ("AIF VIII LLC"); (x) Apollo Management, L.P. ("Apollo Management"); (xi) Apollo Management GP, LLC ("Management GP"); (xii) Apollo Management Holdings, L.P. ("Management Holdings"); and (xiii) Apollo Management Holdings GP, LLC ("Management Holdings GP") and are referred to as the “reporting persons” for purposes of this footnote 1. AP Co-Invest is the sole member of AP Co-Invest ML, which is the general partner of AP Co-Invest Borrower. AP VIII is the sole member of AP Inception ML GP, LLC, which is the general partner of AP Borrower. Management VIII is the manager of AP VIII. AIF VIII LLC is the general partner of Management VIII. Co-Investment Management is the manager of AP Co-Invest. Apollo Management is the sole member-manager of each of Co-Investment Management and AIF VIII LLC. Management GP is the general partner of Apollo Management. Management Holdings is the sole member and manager of Management GP. Management Holdings GP is the general partner of Management Holdings. The address of each of the reporting persons is 9 West 57th Street, 43rd Floor, New York, New York 10019.

(2)    Information regarding beneficial ownership of our Common Stock by ABRY Partners, LLC and related entities is included herein based solely on a Schedule 13G/A filed with the SEC on February 14, 2025, relating to such shares beneficially owned as of December 31, 2024, which is the most recent Schedule 13G available. The Company is not aware of any material changes to ABRY’s ownership since this report. Such report provides that ACE Investment Holdings, LLC (“ACE”) directly holds 9,792,000 shares of our Common Stock and ACE, ABRY Partners, LLC (“ABRY I”), ABRY Partners II, LLC (“ABRY II”), DPH 123, LLC (“DPH”), Royce Yudkoff, Peggy Koenig and Jay Grossman might be deemed to beneficially own 20,595,180 shares of our Common Stock. ABRY Partners VII, L.P., ABRY Partners VII Co-Investment Fund, L.P., ABRY Investment Partnership, L.P. (Fund VII) and ABRY Investment Partnership, L.P. (ASE III) (collectively the "ABRY Funds") are managed and/or controlled by ABRY I and ABRY II and/or their respective affiliates. Royce Yudkoff, as managing member of ABRY I and sole member of certain of its affiliates, has the right to exercise investment and voting power on behalf of the ABRY Funds. Peggy Koenig and Jay Grossman, as equal members of ABRY II and of certain of its affiliates, have the right to exercise investment and voting power on behalf of ABRY Partners VII, L.P., and ABRY Partners VII Co-Investment Fund, L.P. The board of directors of ACE consists of representatives of ABRY Partners VIII, L.P., ABRY Partners VIII Co-Investment Fund, L.P., and ABRY Investment Partnership, L.P. These investment funds are also managed and/or controlled by ABRY I and ABRY II and/or their respective affiliates. Royce Yudkoff, as managing member of ABRY I and sole member of certain of its affiliates, has the right to exercise investment and voting power on behalf of ABRY Investment Partnership, L.P. Peggy Koenig and Jay Grossman, as equal members of ABRY II and certain of its affiliates, have the right to exercise investment and voting power on behalf of ABRY Partners VIII, L.P., ABRY Partners VIII

Co-Investment Fund, L.P. and ABRY Investment Partnership, L.P. The address of each of the reporting persons is c/o ABRY Partners, LLC, 888 Boylston Street, Suite 1600, Boston, Massachusetts 02199.

(3)    Includes 16,667 RSUs scheduled to vest within 60 days of the Record Date.

(4)    Mr. Maletira’s employment terminated on September 3, 2025 and his service as a director concluded on September 30, 2025.

(5)    Includes 114,375 RSUs scheduled to vest within 60 days of the Record Date.

(6)    Includes 205,321 RSUs scheduled to vest within 60 days of the Record Date.

(7)    Includes 18,867 Chairman RSUs scheduled to vest within 60 days of the Record Date.

(8)    Includes (i) 240,000 shares of Common Stock held by 9531602 Canada Inc., which is controlled by Mr. Garber, and (ii) options to purchase 68,148 shares of Common Stock that are vested and exercisable.

(9)    Includes 75,471 Annual RSUs scheduled to vest within 60 days of the Record Date.

(10)    Messrs. Sobel and Weston are affiliated with Apollo and each disclaim beneficial ownership of the shares of Common Stock that are beneficially owned by the Apollo Funds. The address of Messrs. Sobel and Weston is c/o Apollo Global Management, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019.

(11)    Includes 1,065,476 RSUs scheduled to vest within 60 days of the Record Date and 68,148 options to purchase shares of Common Stock that are vested and exercisable.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”) to file reports of ownership and changes of ownership with the SEC. The Company assists its directors, officers and certain 10% Stockholders by assisting in their completion of Section 16 reports and filing these reports on their behalf. Based solely on a review of Section 16(a) reports filed electronically with the SEC during or with respect to Fiscal 2025, or written representations that no other reports were required, the Company believes that our Section 16(a) reporting persons complied with all applicable filing requirements during Fiscal 2025, except that (i) Shashank Samant filed a late Form 4 on June 27, 2025 reporting RSUs granted on June 20, 2025; (ii) Messrs. Maletira, Marino, Sinha, Koushik and Ms. Teal-Guess each filed a late Form 4 on June 3, 2025 reporting RSUs granted on April 4, 2025.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING
Stockholders intending to present a proposal at our 2027 Annual Meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to our Corporate Secretary at Rackspace Technology, Inc., 19122 US Highway 281N, Suite 127, San Antonio, TX 78258-7667. We must receive such proposals no later than December 31, 2026.

Our bylaws provide that stockholders (other than Apollo and ABRY) seeking to bring business before an annual meeting of stockholders, including the nomination of director candidates, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of our stockholders; provided, that in the event that the date of such meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the 90th day prior to such meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. Unless the date of our 2027 Annual Meeting is advanced or delayed as described above from June 18, 2027, the anniversary of our 2026 Annual Meeting, a stockholder’s notice of a proposal to be brought before the 2027 Annual Meeting must be received at our principal executive offices no earlier than the close of business on February 18, 2027 and no later than the close of business on March 20, 2027 to be considered timely. Our bylaws specify certain requirements as to the form and content of a stockholder’s notice. All such proposals should be sent to

Rackspace Technology, Inc., Attn: Corporate Secretary, 19122 US Highway 281N, Suite 127, San Antonio, TX 78258-7667.

In addition to satisfying the foregoing notice requirements under our bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of nominees other than our nominees must comply with the additional requirements of Rule 14a-19 under the Exchange Act. Stockholders are encouraged to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Corporate Secretary at the address set forth above.

OTHER MATTERS
The Board, at the time of the preparation of this Proxy Statement, knows of no business to come before the 2026 Annual Meeting other than that referred to herein. If any other business should properly come before the 2026 Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed proxy will have authority to vote, in their discretion, all shares represented by such proxies that have been received and not theretofore properly revoked.

We file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our Investor Relations website address is https://ir.rackspace.com. We make available, free of charge through our Investor Relations website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, this Proxy Statement and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the 2026 Annual Meeting, we will, without charge, provide a copy of our 2025 Annual Report, including the financial statements and the financial statement schedules, as filed with the SEC. Requests should be directed to Rackspace Technology, Inc., Attn: Corporate Secretary, 19122 US Highway 281N, Suite 127, San Antonio, TX 78258-7667.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains certain information that may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. While we have specifically identified certain information as being forward-looking in the context of its presentation, we caution you that all statements contained in this Proxy Statement that are not clearly historical in nature are forward-looking. Without limiting the generality of the preceding sentence, these forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other comparable terminology, which are intended to identify statements as forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this Proxy Statement that looks towards future performance of the Company is based on various factors and important assumptions about future events that may or may not actually occur. As a result, our operations and financial results in the future could differ materially from those set forth in this Proxy Statement. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

APPENDIX A—2020 INCENTIVE PLAN AMENDMENT

RACKSPACE TECHNOLOGY, INC.
AMENDMENT NO. 4 TO
2020 INCENTIVE PLAN
The Rackspace Technology, Inc. (the “Company”) 2020 Equity Incentive Plan (as amended, the “2020 Incentive Plan”) is hereby further amended, effective as of April 27, 2026 (the “Effective Date”), as follows:
1.Amendment to Section 3.1(a). Section 3.1(a) of the 2020 Incentive Plan is hereby amended and restated in its entirety to read as follows:
(a) Subject to Sections 3.1(b) and 12.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be no more than 107,900,000 Shares (the “Share Limit”). All of the Shares reserved under the Plan may be designated as Incentive Stock Options. The Share Limit shall be reduced, on the date of grant of an Award, by the relevant number of shares of Common Stock for each Award granted under the Plan that is valued by reference to a share of Common Stock; provided that Awards that are valued by reference to shares of Common Stock but are required to be paid in cash pursuant to their terms shall not reduce the Share Limit. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

2.Effectiveness. In accordance with Section 12.1(b) of the 2020 Incentive Plan, the effectiveness of this Amendment No. 4 to the 2020 Incentive Plan (this “Amendment”) is subject to the approval of the Company’s stockholders at the Company’s 2026 annual meeting of stockholders. For the avoidance of doubt, if stockholder approval is not obtained, this Amendment shall be void ab initio and of no force and effect.

3.Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

4.Effect on the Plan. This Amendment shall not constitute a waiver, amendment or modification of any provision of the 2020 Incentive Plan not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the 2020 Incentive Plan are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the Effective Date, each reference in the 2020 Incentive Plan to “the Plan”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the 2020 Incentive Plan as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the 2020 Incentive Plan, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

5.Capitalized Terms. Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to them in the 2020 Incentive Plan.

FORM OF PROXY CARD

SCAN TO
VIEW MATERIALS & VOTE

RACKSPACE TECHNOLOGY, INC.
19122 US HWY 281 N, SUITE 127
SAN ANTONIO, TX 78258-7667

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 17, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 17, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. It must be received prior to June 18, 2026.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92399-P51541 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RACKSPACE TECHNOLOGY, INC.

A Election of Directors – The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:	For	Withhold
1a. Gajen Kandiah	☐	☐
1b. Michael Weston	☐	☐

B Management's Proposals – The Board of Directors recommends a vote FOR Proposal 2, a vote FOR Proposal 3, and a vote FOR Proposal 4.

C Authorized Signatures – This section must be completed for your vote to be counted. Date and sign below.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee executor, administrator, guardian or corporate officer, you must provide your FULL title:

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V92400-P51541

Proxy – Rackspace Technology, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS

JUNE 18, 2026

The undersigned hereby appoints Mark Marino and Michael Bross, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Rackspace Technology, Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held on June 18, 2026 at 12:00 PM CT or any postponement or adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A-C ON THE REVERSE SIDE OF THIS CARD